UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Quantum Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON
August 18, 2020
TO THE STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of Quantum Corporation (the “Company” or “Quantum”), a Delaware corporation, will be held on August 18, 2020, at 8:30 a.m., Pacific Time, at 224 Airport Parkway, Suite 550, San Jose, California 95110, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders or until their successors are elected and duly qualified;

2.	To ratify the appointment of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2021;

3.	To adopt a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business of June 23, 2020, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 18, 2020 - THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.proxyvote.com. We are mailing a notice of availability over the Internet of the proxy materials which contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy.
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Meeting, you are urged to submit your proxy via the Internet or telephone or vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose.
By Order of the Board of Directors,
Regan J. MacPherson
Senior Vice President, Chief Legal and Compliance Officer and Secretary

San Jose, California
July 2, 2020

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID- 19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.proxydocs.com and http://investors.quantum.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. Proxy Card QUANTUM CORPORATION Annual Meeting of Stockholders — November 13, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated October 15, 2019, and hereby appoint(s) James J. Lerner and J. Michael Dodson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held on November 13, 2019 at 11:30 a.m., Eastern Time, at the law offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019, and at any adjournments or postponements thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. In accordance with the discretion and at the instruction of the Board of Directors, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Quantum’s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors’ (or an authorized committee thereof) recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted “Against” or “Abstain”, in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company’s director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. Cumulative Voting Instructions (Mark the corresponding box on the reverse side) (If you noted cumulative voting instructions, please check the corresponding box on the reverse side.) PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated, on the reverse side.) E86149-P30109

QUANTUM CORPORATION
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
These proxy materials are provided on behalf of the board of directors (the “Board”) of Quantum Corporation (“Quantum” or the “Company”) in connection with the Board’s solicitation of your proxy for use at the annual meeting of stockholders (the “Annual Meeting”) of Quantum for the purposes set forth herein. The Annual Meeting will be held on August 18, 2020, at 8:30 a.m., Pacific Time, at the Company's offices at 224 Airport Parkway, Suite 550, San Jose, California, 95110. The Company’s telephone number is 408-944-4000 and the Internet address for its website is http://www.quantum.com.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. A Notice of Internet Availability (the “Notice”) identifying the website where the proxy materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted on at the Annual Meeting and the Board's recommendation with regard to such proposals; and a toll-free telephone number and website where stockholders can vote will be mailed to our stockholders as of the Record Date (as defined below). The Notice will also provide instructions on how to request that we send you future proxy materials by mail or email. The Notice was mailed, and our proxy materials are first being made available on or about July 2, 2020, to all stockholders entitled to vote at the Meeting.
Record Date; Outstanding Shares
Stockholders of record at the close of business on June 23, 2020 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, 39,905,090 shares of the Company’s Common Stock were issued and outstanding. Other than the Common Stock, the Company has no other voting securities entitled to vote at the Annual Meeting.
Voting
With respect to matters other than the election of directors, each share of Common Stock is entitled to one vote, as provided in the Company’s Amended and Restated Certificate of Incorporation. Accordingly, a total of 39,905,090 votes may be cast at the Meeting with respect to matters other than the election of directors. For voting with respect to the election of directors, stockholders may cumulate their votes. Cumulative voting means that a stockholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the stockholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the stockholder may wish. For example, if you own 100 shares of Common Stock, and there are five directors to be elected at the Annual Meeting, you could cast a total 500 “FOR” votes (five times one hundred) among as few or as many of the five nominees to be voted on at the Meeting as you choose.
Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions or may vote by telephone by following the “Vote by Phone” instructions on the proxy card accompanying these proxy materials. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Stockholders who hold shares beneficially in street name may vote by the methods specified on the voting instruction card provided by their broker, bank or nominee. Stockholders may also vote by attending the Annual Meeting and voting in person while the polls are open.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently Regan MacPherson) at or before the taking of the vote at the Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (iii) voting on a later date by telephone or via the Internet, or (iv) attending the Annual Meeting and voting in person while the voting polls are open (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy must be delivered to the Secretary of the Company before the Meeting.

Quorum; Abstentions; Broker Non-Votes
A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.
While there is no definite statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Abstentions are treated as “votes cast” with respect to proposals requiring stockholder approval under applicable rules.
For proposals requiring approval of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote, abstentions will count as votes against the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Under rules that govern brokers, banks and other agents that are record holders of Company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may vote on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. All matters on the agenda for the Annual Meeting, other than the ratification of the Company’s auditors, are non-discretionary. It is important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.
Voting Requirements
For Proposal One, election of directors, approval by a majority of votes cast is required, and stockholders may cumulate their votes. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. If the number of shares voted “for” a director nominee in an uncontested election does not exceed the number of shares voted “against” such director nominee, then this director nominee shall not be elected, and a vacancy on the Board of Directors shall be created. Following the meeting, the Board of Directors, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws. Please see the sections entitled “Voting” above and “Additional Information on the Mechanics of Cumulative Voting” below for a description of cumulative voting.
For Proposals Two and Three, the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (“Fiscal 2021”) and the adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, respectively, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required. Proposal Three is advisory only; however, the Board and the Leadership and Compensation Committee of the Board consider the input of the Company’s stockholders important and will take into account the outcome of the vote when evaluating our future executive compensation programs.
Board of Directors’ Voting Recommendations
The Board recommends that you vote your shares “FOR” each of the Board’s five nominees that are standing for election to the Board (Proposal One in this Proxy Statement), “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Two in this Proxy Statement), and “FOR” the approval of the advisory vote on executive compensation (Proposal Three in this Proxy Statement). As of the date of this Proxy Statement, the Company is not aware of any other matter that may be voted on at the Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Three) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Stockholders may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting for the fiscal year ending March 31, 2022, (the “Next Annual Meeting”), the Secretary of the Company must receive the written proposal at the Company’s principal executive offices no later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Notice was mailed and our proxy materials are first being made available in connection with this annual meeting on or about July 2, 2020. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and with the notice procedures set forth in the Company’s Bylaws. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8
Proposals Other than for Nominees to the Board of Directors
Proposals of stockholders of the Company which are to be presented at the Next Annual Meeting may be made by a stockholder of the Company who is a stockholder at the time of submitting such proposal and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such proposals must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the Annual Meeting (see Section 2.4(i)(a) of the Company’s Bylaws); provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Notice was mailed and our proxy materials are first being made available in connection with this annual meeting on or about July 2, 2020. The stockholder’s submission must include the information specified in Section 2.4(i)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.
Proposals not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
As of the date of this Proxy Statement, we are not aware of any stockholder intending to present a stockholder proposal from the floor at this year’s Annual Meeting. The proxy solicited for the Annual Meeting by the Board grants the proxy holders discretionary authority to vote on any other matter (other than Proposals One through Three) that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Proposals for Nominees to the Board of Directors
Nominations of persons for election to the Board may be made by a stockholder of the Company who is a stockholder at the time of submitting such nomination and at the time of the record date set for that meeting and who complies with the notice procedures set forth in the Company’s Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for this year’s Annual Meeting); provided, however, that in the event that the date of the Next Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to the Next Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the Next Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the Next Annual Meeting is first made (see Sections 2.4(i)(a) and (ii)(a) of the Company’s Bylaws). The Company mailed the proxy materials in connection with this annual meeting on or about July 2, 2020. The stockholder’s submission must include the information specified in Section 2.4(ii)(b) of the Company’s Bylaws. The Company’s Bylaws are available on the Corporate Governance – Governance Documents section of the About Us / Investor Relations portion of our website at www.quantum.com.
Proposals for nominees to the Board not meeting the requirements of the immediately preceding paragraph will be considered untimely and will not be entertained at the Next Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 224 Airport Parkway, Suite 550, San Jose, CA 95110, to make any submission or to obtain additional information as to the proper form and content of submissions.
Householding and Requesting Paper or Email Copies of Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to such stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Quantum and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please so indicate by (i) contacting Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-866-540-7095 (have your proxy card in hand when you call and then follow the instructions), or (ii) writing to Broadridge at Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or (iii) contacting Quantum’s Investor Relations Department by telephone at (646) 809-4048 if you are a registered stockholder and contacting your broker if you hold shares beneficially in street name. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

The Notices provides you with instructions about how to: view our proxy materials for the Annual Meeting via the Internet; and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials via the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Solicitation
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the Notice and Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company’s directors and officers, without additional compensation, personally or by telephone, email or otherwise.
If You Receive More than One Proxy Card
If you hold your shares of Common Stock in more than one account, you will receive a Notice (or proxy card if you have requested printed materials) for each account. To ensure that all of your shares of Common Stock are voted, please vote in accordance with each Notice provided, or sign, date and return the proxy card for each account. You should vote all of your shares of Common Stock.
Attending the Annual Meeting
All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to submit your proxy via the Internet or telephone or, if you have requested printed materials, vote, sign, date and return your proxy card as promptly as possible in the postage-prepaid envelope provided for that purpose. If you attend the Annual Meeting, are a holder of record, and vote by ballot you will revoke any previous vote you submitted. If you hold your shares through a bank or broker (or other financial intermediary) and wish to attend the Annual Meeting for purposes of voting, you will need to obtain a proxy from your bank or broker in order to do so.
Additional Information on the Mechanics of Cumulative Voting
In the election of directors, you may choose to cumulate your vote. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are five directors to be elected at the Annual Meeting, you may allocate 500 “FOR” votes (5 times 100) among as few or as many of the five nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.
If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. You will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet, thus, if you wish to cumulate your votes, you should request a paper proxy card.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Regan MacPherson and J. Michael Dodson as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

BOARD OF DIRECTORS AND COMMITTEES
The Board’s key roles include, but are not limited to: (i) the selection and evaluation of the Company’s Chief Executive Officer (“CEO”), and overseeing CEO succession planning; (ii) advising the CEO and management on the Company’s fundamental strategies; (iii) reviewing and approving the CEO’s objectives; (iv) approving acquisitions, divestitures and other significant corporate actions; (v) advising the CEO on the performance of senior management, and significant organizational changes, including succession planning; and (vi) approving the annual operating financial plan.
The names of our current directors and the nominees for election as directors and certain information about them as of July 2, 2020, are set forth below. There are no family relationships between any directors or executive officers of the Company.

Name of Director	Age	Director Since
John A. Fichthorn(2)(3)	47	2019
Rebecca Jacoby(1)(2)	58	2019
James J. Lerner	50	2018
Raghavendra Rau(1)(3)	71	2017
Marc E. Rothman(1)(2)(3)	55	2017
(1) Member of the Audit Committee.
(2) Member of the Leadership and Compensation Committee.
(3) Member of the Corporate Governance and Nominating Committee.

Director Nominees

John A. Fichthorn has been a member of Quantum’s board since April 2019 and has served as its lead independent director since November 2019. Mr. Fichthorn relaunched Dialectic Capital Management, LP, an investment management firm, in May 2020, and serves as its Managing Member. He was Head of Alternative Investments at B Riley Capital Management, LLC, which is an SEC-registered investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”) from April 2017 until May 2020; and continues to serve as a consultant to B. Riley Financial, Inc. Prior to B Riley, Mr. Fichthorn co-founded Dialectic Capital and has been an equities portfolio manager and analyst since 2003. From 2000 to 2003, Mr. Fichthorn was employed by Maverick Capital, most recently as Managing Director of the technology group. From 1999 to 2000, Mr. Fichthorn was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team. From 1997 to 1999, Mr. Fichthorn was an Analyst at Quilcap Corporation, a hedge fund where he covered all sectors, with a focus on technology. From 1995 to 1997, Mr. Fichthorn worked at Ganek & Orwicz Partners where his responsibilities included small cap research, international closed-end fund arbitrage and operations. Mr. Fichthorn has served on the board of directors of Benefytt, formerly called Health Insurance Innovations, Inc., a publicly traded health insurance and technology platform company, since December 2017, and the Maven, a publicly traded online media company, since September 2018, where he also serves as Executive Chairman of the Board and the Head of Finance Committee. Mr. Fichthorn earned a Bachelor of Arts degree in Astronomy from the University of North Carolina at Chapel Hill. Mr. Fichthorn has significant experience in accounting and financial matters, experience serving on other public and private company boards and brings the perspective of stockholders to our Board as a result of his experience managing investment firms and being a shareholder activist.

Rebecca J. Jacoby joined our Board in December 2019. Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. Ms. Jacoby oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, Ms. Jacoby held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in

Silicon Valley. Ms. Jacoby served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019. Ms. Jacoby has served on the Board of S&P Global, including the Finance Committee and the Nominating and Corporate Governance Committee, since 2014. Since November 2019, Ms. Jacoby has served as an advisory board member for Cloudleaf, a supply chain software business. Ms. Jacoby has also served on the Board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Ms. Jacoby earned a Bachelor of Science degree in Economics from University of the Pacific and a Master of Business Administration from the Leavy School of Business, Santa Clara University. We believe Ms. Jacoby's senior management experience at Cisco, particularly in operations, supply chain management and global services, brings a valuable perspective to our Board and to the oversight of these critical functions within Quantum.
James J. Lerner was appointed as President and CEO and to the Board of Directors of the Company, effective July 1, 2018. He has served as the Chairman of the Company’s Board of Directors since August 7, 2018. Mr. Lerner has previously served as Vice President and Chief Operating Officer at Pivot3 Inc. from March 2017 to June 2018, and Chief Revenue Officer from November 2016 to March 2017. Prior to Pivot3, from March 2014 to August 2015, Mr. Lerner served as President of Cloud Systems and Solutions at Seagate Technology Public Limited Company. Prior to Seagate, Mr. Lerner served in various executive roles at Cisco Systems, Inc., including most recently as Senior Vice President and General Manager of the Cloud & Systems Management Technology Group. Before beginning his career as a technology company executive, Mr. Lerner was a Senior Consultant at Andersen Consulting. Since 2011, Mr. Lerner has served on the Board of Trustee of Astia, a global not-for-profit organization built on a community of men and women dedicated to the success of women-led, high-growth ventures, and is currently serving as the Chair of the Board of Trustees. Mr. Lerner earned a Bachelor of Arts in Quantitative Economics and Decision Sciences from U.C. San Diego. We believe Mr. Lerner’s extensive experience in our industry combined with his executive-level experience at large, well-established companies contributes significantly to our Board.
Raghavendra Rau has served as a member of our Board since March 2017. In addition, Mr. Rau served as our Chairman of the Board from August 2017 to September 2017, when he became our Executive Chairman with a more active operational and strategic role. In November 2017, Mr. Rau returned to his role as our Chairman of the Board and served in that role until Mr. Lerner's appointment as Chairman in August 2018. Since June 2020, he has served as a member of the Board of Directors of Xperi Corporation, a company that invents, develops, and delivers technologies that enable extraordinary experiences. From May 2015 until June 2020, when it merged with Xperi Corporation, Mr. Rau served as a member of the Board of Directors and Vice Chairman of TiVo Corporation, a creator of personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. He also served as Interim President and CEO of Tivo from July 5, 2018 to May 30, 2019. From November 2011 until October 2014, Mr. Rau served as the Chief Executive Officer of SeaChange International Inc., a provider of digital video systems, software and related services to cable, telecommunications and broadcast television companies worldwide, where he also served as a director from July 2010 until October 2014 and as a member of the Compensation Committee. From November 2010 until December 2014, Mr. Rau served as a director of Aviat Networks, Inc., a global supplier of microwave networking solutions, backed by an extensive suite of professional services and support, where he also served as a member of the Audit Committee. Mr. Rau also previously served as a director of Microtune, Inc., a global leader in RF integrated circuits and subsystem modules, from May 2010 until its acquisition by Zoran Corporation in December 2010, where he also served as a member of the Audit Committee. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 to May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 to 2006, and as Corporate Vice President, Marketing and Professional Services, from 2001 to 2005. From October 1992 to 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance and was a director of the Center for Telecom Management at the University of Southern California. Mr. Rau also served on the Marketing Advisory Board of Cleversafe Inc. which was acquired by IBM. Mr. Rau holds a Bachelors degree in Engineering from the National Institute of Technology (India) and an MBA from the Indian Institute of Management. We believe that Mr. Rau's extensive experience as a board member of publicly traded technology companies and his various roles in management throughout his career qualify him to serve as a member of the board.

Marc E. Rothman has served as a member of our Board since May 2017. He is currently Executive Vice President and Chief Financial Officer at VeriFone Systems Inc., which designs, markets and services electronic payment systems for consumers, merchants and financial institutions, a position he has held since February 2013. Before joining VeriFone, Mr. Rothman served as Senior Vice President and Chief Financial Officer of Motorola Mobility Inc. from 2010 to 2012, and also played a central role in Motorola Mobility’s spinoff from its former parent company, Motorola Inc., as well as its sale to Google in 2012. Mr. Rothman also served in a number of executive finance positions at Motorola throughout his tenure, beginning in January 2000, including its Chief Financial Officer of its Broadband Communications, Public Safety, Networks and Enterprise and Mobile Devices global business segments, as well as Motorola’s Senior Vice President, Corporate Controller and Chief Accounting Officer. From 1995 to 2000, Mr. Rothman served in a number of leadership finance roles at General Instrument, which developed integrated and interactive broadband access solutions, including its Vice President and Corporate Controller. Prior to that, Mr. Rothman was employed eight years at Deloitte & Touche, Audit Advisory Services. He graduated with a Bachelors degree in Business from Stockton University (formerly Richard Stockton College) with Distinction and is a Certified Public Accountant in California (inactive). Mr. Rothman is planning to retire from his position at VeriFone on or around June 15, 2020. We believe that Mr. Rothman's executive experience and his deep financial expertise, including corporate finance, accounting, restructuring, mergers and acquisitions and capital markets bring a valuable perspective to the Board.
Board Composition
Our board of directors (the “Board”) currently consists of five directors. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board. Our Board met a total of 12 times and took action by unanimous written consent five times in fiscal 2020. During fiscal 2020, all of our directors attended at least 75% of the meetings of our Board held during their tenure and at least 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. All of our directors are expected to attend each meeting of the Board and the committees on which they serve and are expected to attend our annual stockholder meeting absent extraordinary circumstances. Each of the then current directors attended our annual stockholder meeting in November 2019.
Mr. Lerner, our current President and Chief Executive Officer currently presides as Chairman of the Board. Mr. Fichthorn was appointed lead independent director in November 2019.
Board Independence
The Board has determined that Messrs. John Fichthorn, Raghu Rau, Marc Rothman and Ms. Rebecca Jacoby are “independent directors” as defined under the rules of the Nasdaq National Market (“Nasdaq”). Beyond the listing standards and the SEC’s independence requirements, each of our directors going forward will be deemed independent only if he or she has met certain additional criteria as set forth in the Stipulation of Settlement, or Settlement Agreement, dated April 11, 2019 that we entered into in the settlement of the stockholder derivative action captioned In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139, including that:
•he or she has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $5,000) as a result of service as: (i) an advisor, consultant, or legal counsel to us or to a member of the our senior management; (ii) a significant supplier of us; or (iii) a significant customer of us; and
•he or she is not employed by a private or public company at which an executive officer of ours serves as a director.
The Nasdaq Marketplace Rules provide that a majority of the Board shall consist of independent directors, but we require that approximately three-fourths of the Board be independent directors. Currently, four of our five directors are independent under applicable SEC regulations, the Nasdaq Marketplace Rules and the heightened independence standard described above.

Board Committees
The standing committees of the Board in fiscal 2020 include an Audit Committee, a Leadership and Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board may form committees for other purposes.
Audit Committee
The Audit Committee is currently composed of Mr. Rothman, Chair of the committee, Mr. Rau and Ms. Jacoby, all of whom are independent directors, including all applicable enhanced independence requirements for audit committee members under the Nasdaq Marketplace Rules and SEC rules, and are financially literate, as defined in the applicable Nasdaq Marketplace Rules and SEC rules and regulations. Our Board has determined that Mr. Rothman is an audit committee financial expert as defined by SEC rules.
During fiscal 2020, the members of the Audit Committee were Mr. Rothman, Chair of the committee, Mr. Rau and Adalio Sanchez, who resigned from his position on the Board in April 2019. Clifford Press was appointed to the Audit Committee in April 2019 and served until his resignation from the Board in October 2019. Ms. Jacoby was appointed to The Audit Committee when she joined the Board in December 2019.
The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements; the adequacy of the Company’s internal accounting and financial reporting processes and controls; the Company’s compliance with legal and regulatory requirements; provide oversight of the Company’s policies and processes for risk assessment and management; to appoint the Company’s independent registered public accounting firm and approve the services performed by the Company’s independent registered public accounting firm; to oversee the performance of the Company’s internal audit function; and to prepare the report of the Audit Committee required by the rules of the SEC.
In addition to meetings at which our management is present, the Audit Committee regularly meets separately with our independent registered public accounting firm outside the presence of management, as well as with our management and with our Internal Audit department. The Audit Committee held a total of 11 meetings during fiscal 2020.
Leadership and Compensation Committee
The Leadership and Compensation Committee is currently composed of Mr. Fichthorn, Chair of the committee, Mr. Rothman and Ms. Jacoby, all of whom are independent directors, including all applicable enhanced independence requirements for compensation committee members under the Nasdaq Marketplace Rules.
During fiscal 2020, the members of the Leadership and Compensation Committee were Mr. Fichthorn, Chair of the committee, Mr. Rothman, Ms. Jacoby, Mr. Sanchez, who served as Chair of the Committee from April 1, 2019 to April 11, 2019, Mr. Singer who served as Chair of the Committee from April 30, 2019 to November 3, 2019, and Alex Pinchev who served on the committee until his resignation in April 2019.
Messrs. Sanchez and Pinchev resigned from their positions on the Board in April 2019 and Mr. Singer resigned from his position on the Board and the Committee in November 2019. Ms. Jacoby was appointed to the Committee in December 2019. Messrs. Sanchez, Singer and Pinchev were independent directors, including all applicable enhanced independence requirements for compensation committee members under the Nasdaq Marketplace Rules during the period that they served on the Leadership and Compensation Committee.
The Leadership and Compensation Committee’s primary mission is to ensure the Company provides appropriate leadership and compensation programs to enable the successful execution of our corporate strategy and objectives and to ensure our programs and practices are market competitive and consistent with corporate governance best practices. The Leadership and Compensation Committee’s primary objectives are to (i) review and approve our compensation philosophy, strategy and practices, (ii) review and approve executive compensation for all executive officers (other than for the CEO) and make recommendations to the Board regarding CEO and non-employee director compensation, (iii) review our strategy and practices relating to the attraction, retention, development, performance and succession of our leadership team, and (iv) develop guidelines to be used by our management for establishing and adjusting the compensation of all non-executive vice presidents. The Leadership and Compensation Committee held a total of six meetings during fiscal 2020.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently composed of Mr. Rau, the Chair of the Committee, Mr. Fichthorn and Mr. Rothman, each of whom are independent directors, as defined in the applicable Nasdaq Marketplace Rules. During fiscal 2020, the members of the Corporate Governance and Nominating Committee were Messrs. Fichthorn, Rau, Press, Singer and Rothman. Mr. Rau was appointed as Chair of the Committee in November 2019. Mr. Rothman was appointed to the Committee in November 2019. Mr. Press served on the committee as its chairman until his resignation from the Board in October 2019. Mr. Singer resigned from his position on the Board and the Committee in November 2019.

The primary purpose of the Corporate Governance and Nominating Committee is to assist the Board by identifying and recommending prospective director nominees, develop corporate governance principles for Quantum, advise the Board on corporate governance matters, including Board and committee composition, roles and procedures, recommend to the Board a Chair of the Board and lead independent director, monitor the process to assess the effectiveness of the Board, consider questions of possible conflicts of interest of Board members and of senior executives, periodically review and make recommendations to the Board regarding the process for succession planning relating to the Chief Executive Officer and the management development plan, and oversee the work of our Chief Compliance Officer including the Company's code of business conduct and ethics. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in our Bylaws. The Corporate Governance and Nominating Committee held six meetings during fiscal 2020.

Each of our standing committees is governed by a written charter, copies of which are posted on our website. The Internet address for our website is http://www.quantum.com, where the charters may be found by clicking “About Us” from the home page, selecting “Investor Relations” and then “Corporate Governance.” A free printed copy of the charters also is available to any stockholder who requests it from Quantum’s Investor Relations Department at 224 Airport Parkway, Suite 550, San Jose, California 95110.
Code of Ethics and Business Conduct – OnTraQ
We have adopted a code of business conduct and ethics that applies to each of our directors, officers, employees, consultants and agents. We refer to this code as “OnTraQ – Quantum’s Code of Business Conduct and Ethics,” which we adopted in March 2019 to replace our prior code of business conduct and ethics. The Code was amended by the Board in March 2020. The code addresses various topics, including:
•compliance with laws, rules and regulations, including the Foreign Corrupt Practices;
•conflicts of interest;
•insider trading;
•antitrust and fair competition;
•record keeping;
•confidentiality;
•giving and accepting gifts;
•compensation or reimbursement to customers;
•protection and proper use of company assets; and
•payment to government personnel and political contributions.

We have formed an Ethics Committee, comprised of leadership from our finance, HR and legal organizations. Our Ethics Committee is available to address any questions about our code of business conduct and ethics policy as well as to review, investigate and respond to reported concerns.
Our code of business conduct and ethics, OnTraQ, is posted on our website. The code of business conduct and code of ethics can only be amended by the approval of a majority of our Board. Any waiver to the code of business conduct and ethics may only be granted by our Board or our Corporate Governance and Nominating Committee and must be timely disclosed as required by applicable law. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics by posting such information on our website. The Internet address for our website is: http://www.quantum.com, and OnTraQ, our code of business conduct and ethics may be found by clicking on “About Us” from the home page and then choosing “Investor Relations” and then “Corporate Governance.” Copies of OnTraQ are available free upon request by a stockholder.
We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. We maintain an email box for reporting complaints and also contract with a third-party service that allows for confidential and anonymous reporting of ethics or compliance concerns. Any concerns regarding accounting or auditing matters reported under these procedures are communicated promptly to our Audit Committee.
Board’s Role in Risk Oversight
The Company faces a wide spectrum of risks, including financial, strategic, operational and regulatory exposures. On behalf of the Board, our Audit Committee has primary responsibility for the oversight of those risks. In accordance with its charter, the Audit Committee oversees our policies and processes for risk assessment and management, including discussions of our major risk exposures, the associated risk mitigation activities, and the practices under which risk management is implemented throughout the Company. The Board’s other committees also oversee risks associated with their respective areas of responsibility, such as the Leadership and Compensation Committee’s review of risks arising from compensation practices. The full Board is updated regarding its committees’ risk oversight and other activities through its regular reporting and discussion practices.
While the Board is responsible for risk oversight, risk management accountability lies with our management team. Our general counsel, who also serves as our Chief Compliance Officer, has executive responsibility for the majority of our risk management practices, including maintenance of our enterprise risk management practices, completion of the annual risk assessment, and management and promotion of our ethics and compliance program. Formal risk management reports are provided by the general counsel to the Audit Committee on a periodic basis, with ongoing updates and discussions occurring as appropriate at Board meetings. In addition, other appropriate risk assessment and mitigation techniques are implemented and applied throughout our operations and functional teams, with the involved management representatives providing updates to the Board as needed.
Leadership Structure
The Board is committed to strong, independent Board leadership and oversight of management’s performance. Eighty percent of the members of the Board are independent under applicable listing standards and SEC standards. The Board believes that whether to have the same person occupy the offices of Chairman of the Board and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interests of our stockholders. The Board has evaluated whether the positions of Chair and Chief Executive Officer should be held by two individuals, and has determined that Mr. Lerner, our current Chief Executive Officer, should also serve as the Chair. However, if the Chair is an employee, the Board may appoint a lead independent director to help ensure robust independent leadership on the Board. In November 2019, the Board appointed Mr. Fichthorn as lead independent director.
The independent directors of the Board meet in executive session at least at each regularly scheduled quarterly meeting of the Board, outside the presence of any director who serves as an officer of Company. The independent directors have the power to call for reporting from any business unit at the executive session, including without limitation, from audit and compliance personnel.
The Chair focuses on the leadership, management and effective functioning of the Board. The Chair’s specific roles and responsibilities, which are described in the Company’s Corporate Governance Principles, include:

•The Chair plans and organizes the activities of the Board, including the agenda for, frequency of, preparation for, and the conduct of, the Board meetings. If there is a lead independent director, the Chair works with the lead independent director on these matters.
•The Chair may call meetings of the Board or of the non-management directors. The Chair leads Board meetings and, if not an employee of the Company, general presides at sessions of the independent directors.
•The Chair ensures, in conjunction with the Corporate Governance and Nominating Committee, that processes that govern the Board's work are effective to enable the Board to exercise oversight and due diligence in the fulfillment of its mandate, including its oversight responsibilities in Company strategy and risk.
•The Chair promotes effective communication among the directors on developments occurring between Board meetings.
•Where Board functions have been delegated to committees, the Chair works with the respective committee chairs to ensure that each committee functions effectively and keeps the Board apprised of actions taken.
•The Chair helps ensure that action items established by the Board are tracked and appropriate follow-up action is taken as necessary.
•The Chair should promote an environment that encourages all directors to express their views on key Board matters.

 The role of lead independent director is also outlined in our Corporate Governance Principles. The lead independent director assists in optimizing the effectiveness of the Board, including:

•The lead independent director presides at any Board meeting when the Chair is not present, including meetings or executive sessions of the non-management directors.
•The lead independent director calls meetings of the non-management directors, as appropriate, and provides feedback from executive sessions of the non-management directors to our Chief Executive Officer and members of senior management, as appropriate.
•The lead independent director serves as a liaison and facilitator between the non-management directors and the Chief Executive Officer.
•The lead independent director advises the Chair regarding Board meeting agenda items and the Board's calendar, including the number and frequency of Board meetings, to ensure that there is sufficient time for discussion of all agenda items.
•The lead independent director collaborates with Board committees, including the Corporate Governance and Nominating Committee on the appointment of committee chairs and members for Board committees.

Consideration of Director Nominees
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.
Stockholder Recommendations and Nominations
Recommendations
It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110. The letter must include the candidate’s name, contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company, a statement from the recommending stockholder in support of the candidate, references and a written indication by the candidate of her or his willingness to serve, if elected.
Nominations
Stockholders also have a right to nominate director candidates for election to the Board. A stockholder that desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.5 of our Bylaws, and the rules and regulations of the Securities and Exchange Commission. Our Bylaws can be found at the corporate governance section of our website.
The Corporate Governance and Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Corporate Governance and Nominating Committee reasonably may require to determine the person’s eligibility to serve as an independent director or that could be material to a stockholder’s understanding of the person’s independence or lack thereof.

Identifying and Evaluating Nominees for Director
The Corporate Governance and Nominating Committee uses the following procedures to identify and evaluate individuals recommended or offered for nomination to the Board:
•The committee regularly reviews the current composition and size of the Board.
•The committee annually evaluates the performance of the Board as a whole and the performance and qualifications of individual members of the Board eligible for reelection at the annual meeting of stockholders.
•In evaluating and identifying candidates, the committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.
•The committee reviews qualifications of any candidate who has been properly recommended for nomination by a stockholder, as well as any candidate who has been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper, including the retention of third parties to review potential candidates.
•The committee evaluates each candidate in light of the general and specific considerations that follow.
•After reviewing and considering all candidates presented to the committee, the committee will recommend a slate of director nominees to be approved by the full Board.
•The committee endeavors to promptly notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board.

General Considerations
A candidate will be considered in the context of the current perceived needs of the Board as a whole. Generally, the Corporate Governance and Nominating Committee believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. No person is permitted to serve on the Board for more than ten (10) years.
Specific Considerations
Specific considerations include the following:
•The current size and composition of the Board and the needs of the Board and its committees.

•Previous experience serving on a public company board or as a member of the senior management of a public company.
•Whether the candidate would be an independent director as defined under all applicable regulations, including the rules of the Nasdaq and the SEC.
•The possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company.
•Key personal characteristics such as strategic thinking, objectivity, independent judgement, integrity, intellect and the courage to speak out and actively participate in meetings.
•Knowledge of, and familiarity with, information technology.
•The absence of conflicts of interest with the Company's business.
•A willingness to devote a sufficient amount of time to carry out his or her duties and responsibilities effectively, including, at a minimum, a commitment to attend at least six Board meetings per year and to serve on a committee.
•Commitment to serve on the Board for an extended period of time.
•Diversity of thinking or background.
•Such other factors as the Corporate Governance and Nominating Committee may consider appropriate.
The Board has not historically maintained a formal diversity policy for its members. However, in evaluating the overall composition of the Board, the Board and the Nominating and Corporate Governance Committee consider diversity of knowledge, experience, cultural background, race, gender, and age. The Board believes that a Board comprising directors with a diverse range of perspectives, skills and experiences enables the Board to more effectively oversee all aspects of the Company’s business. For future nominations, the Company will consider underrepresented populations when seeking candidates for nomination to the Board and ensure each pool of candidates considered for nomination to the Board includes at least one (1) woman and one (1) member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency.
Majority Voting Policy
The Board believes a majority voting policy with respect to uncontested elections of directors is in the best interest of the Company and its stockholders. This provides additional accountability of directors to our stockholders. In an uncontested election, a nominee for director shall only be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives notice that a stockholder has nominated a person for election to the Board in compliance with our Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten calendar days in advance of the date we file our definitive proxy statement for such meeting with the Securities and Exchange Commission. “Votes cast” shall include votes to withhold authority in each case but shall exclude abstentions with respect to that director’s election.
Stock Ownership Guidelines
We review our stock ownership guidelines on an annual basis for our Chief Executive Officer, our Officers and each of our directors. We compare our ownership guidelines with that our of our peer group and take into consideration ISS ownership governance best practices. Our Board believes that to best align with the interest of our stockholders, our directors should be expected to hold common stock amounts on the larger end of these recommendations and that of our peer group. Therefore, in fiscal 2020, our Board agreed to increase the stock ownership guidelines from three (3) times the annual Board cash retainer to at least five (5) times the annual Board cash retainer for each director. In addition, and because of the fiduciary responsibility of the role, our Chief Financial Officer is expected to hold our common stock in the amount of at least two (2) times the annual base salary. Our Chief Executive Officer is expected to hold our common stock in an amount equal to at least three (3) times the annual base salary.

Share ownership includes stock purchased on the open market, stock acquired through exercise of stock options, stock acquired through purchases under our Employee Stock Purchase Plan, vested restricted stock and restricted stock units, stock beneficially owned in a trust and stock held by a spouse and/or minor children. However, outstanding stock options (vested and unvested), unvested restricted stock and restricted stock units and unearned performance shares and performance share units do not count for purposes of share ownership under our policy. Our Chief Executive Officer, Chief Financial Officer and each director have a period of time in which they are to comply with these stock ownership guidelines, which is five years from the date a director or Chief Executive Officer or Chief Financial Officer first becomes subject to these stock ownership guidelines. If the dollar value requirement increases due to base salary or director cash compensation increases, the incremental value increase must be met within five years of the date of such increase. The compliance with these guidelines is measured at the end of each fiscal year.

Evaluation of the Board
In accordance with our corporate governance principles, a self-evaluation of our Board, its committees, and individual directors are performed annually. The purpose of the self-assessment is to help build a strategic Board that contributes to long-term shareholder value. In connection with the evaluation process, the Board and selected executive staff members held ongoing discussions related to the Board and Committee composition, effectiveness, decision making and individual director performance.
Communications to the Board
Stockholders, employees and other interested parties may contact the Board, the Chairman of the Board, the independent directors as a group or any of our directors by writing to them c/o Quantum Corporation, attention: Company Secretary, 224 Airport Parkway, Suite 550, San Jose, CA 95110, or by email to quantum.board@quantum.com. Communications that are intended specifically for the Chairman or the independent directors should be sent to the email address or street address noted above, to the attention of the Chairman. If any such interested party wishes to contact the Board, a member of the Audit Committee, the Chairman of the Board, our independent directors as a group or any of our directors to report a concern about Quantum’s conduct or about questionable accounting, internal accounting controls or auditing matters, such party may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported anonymously by phone or via the Internet to the following toll-free phone number or Internet address 1-866-ETHICSP (1-866-384-4277); www.ethicspoint.com. These resources are operated by Ethicspoint, an external third-party vendor that has trained professionals to take calls in confidence, and to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or that otherwise relate to improper activities will be addressed in an appropriate manner.
Director Compensation
The Leadership and Compensation Committee, together with the full Board, are responsible for determining the amount and form of compensation for the Company’s non-employee directors. The Company’s management team provides information, analysis and recommendations to the Leadership and Compensation Committee on matters such as competitive market practices, target compensation levels and non-employee director compensation program design. In addition, the Leadership and Compensation Committee’s compensation consultant, as identified in the Compensation Discussion & Analysis, also provides analysis and advice on the market competitiveness of our non-employee directors’ compensation program (both in relation to the Company’s peer group and to the broader technology industry), as well as on current trends and developments, and specific non-employee director compensation program design recommendations. While the Leadership and Compensation Committee carefully considers all of the information and recommendations made by members of management and its compensation consultant, ultimate authority for all decisions relating to the non-employee director compensation program rests with the Board.

The Leadership and Compensation Committee conducts a comprehensive review of the compensation program for the Company’s non-employee directors every two years. This formal review was completed in fiscal 2018. The committee engaged Compensia to complete an independent review of the Company’s non-employee director compensation program. The guidance provided to the committee compared the Company’s current compensation program, design and practices to those of our fiscal 2018 peer companies similar in industry and organizational revenue size. The following compensation program was determined in fiscal 2018:

Compensation Element	Quantum’s Board Compensation Program
Annual Retainer	$50,000 paid on a quarterly basis

Committee Chair Fees	Audit Committee Chair: $25,000 Leadership & Compensation Committee Chair: $17,500 Corporate Governance & Nominating Committee Chair: $15,000

Committee Member Fees	Audit Committee Member: $12,500 Leadership & Compensation Committee Member: $10,000 Corporate Governance & Nominating Committee Member: $7,500

Chairman of the Board (non-employee Director)	$40,000 per year

Newly Appointed Director	Shares valued at $125,000 pro-rated from the time of appointment to the next regular annual stockholder meeting 100% cliff vests on the date of the next regular annual Stockholder meeting.

Existing Director	Annual equity grant of shares valued at $125,000 100% cliff vests on the earlier of 1 year following the date of grant or the next regular annual stockholder meeting.
We have Change in Control arrangements in place with each of our non-employee directors. Those arrangements provide for automatic acceleration of vesting of equity-based compensation awards if the non-employee director's association with the company ends on or within the twelve-month period following a change of control, other than termination due to death or disability.
We also maintain a non-qualified deferred compensation plan which allows our non-employee directors to contribute some or all of their cash fees to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a preselected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. During fiscal 2020, none of our non-employee directors elected to defer any of their cash fees to the non-qualified deferred compensation plan.
Non-employee directors are also subject to stock ownership guidelines which require them to acquire and hold shares of the Company’s Common Stock with a value at least equal to five times the directors’ annual retainer. The measurement date for compliance with the stock ownership guidelines is the last day of each fiscal year. The stock ownership guidelines are required to be met by the later of five years from (i) the date the guidelines were adopted or (ii) the date an individual first becomes subject to the guidelines. All directors are on track to comply with the stock ownership guidelines in the relevant time frame.
Generally, the Board, in its discretion, but subject to the terms of the applicable equity compensation plan, determines the time or times at which equity awards may be granted, the form in which such awards are granted, the number of shares of the Company’s stock subject to each award and, in the case of stock options, the period over which such stock options become exercisable.
Employee directors receive no additional compensation for their service on the Board or on committees of the Board. Mr. Lerner, Chairman of the Board, is the only employee of the Company on the Board and he receives no additional compensation for his service.

Fiscal 2020 Director Compensation
For their services on the Company’s Board in fiscal 2020, the directors received annual cash retainers, fees for any committees they served on, and Chair retainers. The Company does not pay meeting fees to our board members.

To determine the appropriate compensation for our directors in fiscal 2020, the Board considered multiple internal and external factors affecting the business including:
•Throughout fiscal 2020 and fiscal 2019, our Board members were very active in providing oversight of the Company’s efforts to restate its previously issued financial statements and providing guidance to management as it continued to navigate challenges in our business and operations during this time period, including the completion of an SEC investigation, the restatement of historical financial statements, restructuring of outstanding debt and the de-listing and subsequent re-listing of our shares on a national securities exchange. To do this, the Board and its Committees met frequently during fiscal 2019 and 2020 despite suspending the payment of compensation to non-employee directors for most of this period. The Board held 31 meetings in fiscal 2019 and 12 meetings in fiscal 2020, while the Audit Committee met 17 times in fiscal 2019 and 11 times in fiscal 2020.
•During the time period in which the Company was navigating through the above-mentioned challenges, in an effort to conserve cash and establish an appropriate tone-at-the-top, the Board decided to suspend all equity grants to existing directors, with the exception of any newly appointed directors. Prior to the equity grants made to our non-employee directors in September 2019, our current directors had not received an equity grant since September 2017.
Our Board believes our directors should be aligned with the interests of our stockholders and therefore increased the stock ownership guidelines from three (3) times the annual Board cash retainer to at least five (5) times the annual Board cash retainer.
The Board of Directors considered theses organizational challenges, the reduced compensation package, and the increase in overall commitments as the directors helped stabilize the business over the last two fiscal years when determining compensation for our directors in fiscal 2020. Compensation paid to the non-employee directors during fiscal 2020 is set forth in the following table and include Messrs. Pinchev, Press, Rau, Rothman, Sanchez, and Singer. Mr. Fichthorn was appointed to the Board on April 4, 2019 and Ms. Jacoby was appointed to the Board on December 16, 2019. Messrs. Pinchev and Sanchez resigned from the Board on April 11, 2019, Mr. Press retired from the Board on October 15, 2019, and Mr. Singer retired from the Board on November 3, 2019.

Fiscal 2020 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)(4)	All Other Compensation	Total
Fichthorn, John A.	$70,374	$210,102	—	—	$280,476
Jacoby, Rebecca	$21,277	$114,175	—	—	$135,452
Pinchev, Alex	$1,810	—	—	—	$1,810
Press, Clifford	$41,909	$424,998	—	—	$466,907
Rau, Raghavendra	$68,248	$424,998	—	—	$493,246
Rothman, Marc E.	$88,492	$424,998	—	—	$513,490
Sanchez, Adalio	$2,420	—	—	—	$2,420
Singer, Eric	$44,429	$424,998	—	—	$469,427
(1)Amounts reflect compensation earned by each director during fiscal 2020. Fees earned or paid in cash include the following:

Name	Board Retainer	Committee Membership Retainer	Committee Chair Retainer	Chairman Retainer	Total Fees Paid In Cash
Fichthorn, John A.	$50,000	$13,669	$6,705	—	$70,374
Jacoby, Rebecca	$14,674	$6,604	$0	—	$21,278
Pinchev, Alex	$1,510	$300	$0	—	$1,810
Press, Clifford	$27,038	$6,760	$8,111	—	$41,909
Rau, Raghavendra	$50,000	$12,500	$5,748	—	$68,248
Rothman, Marc E.	$50,000	$13,492	$25,000	—	$88,492
Sanchez, Adalio	$1,510	$380	$530	—	$2,420
Singer, Eric	$29,620	$4,443	$10,367	—	$44,430

(2) Messers. Press, Rau, Rothman and Singer each received 50,000 restricted stock units that were fully vested upon grant in recognition of a two-year absence of equity grants to non-employee directors and in recognition of each director's significant contributions to the successful completion of the Company's turnaround efforts, including completion of the restatement of historical financial statements, becoming current with our SEC periodic reporting obligations, resolution of the SEC investigation and other related matters. Mr. Fichthorn, who joined the Board on April 4, 2019, received 14,184 restricted stock units, which units vested at the Company’s 2019 Annual Meeting of Stockholders. In accordance with the Company’s standard equity compensation program for non-employee directors, the Board also approved an annual fiscal 2020 award for Messrs. Fichthorn, Press, Rau, Rothman and Singer of 20,833 restricted stock units, which will vest upon the earlier of the Company’s 2020 Annual Meeting of Stockholders or September 5, 2020, subject to each director’s continued service on the Board. Mr. Singer's award was terminated upon his retirement from the Board in November 2019. Ms. Jacoby, who joined the Board on December 16, 2019, received 15,770 restricted stock units which will vest at the Company's 2020 Annual Meeting of Stockholders or September 5, 2020, subject to Ms. Jacoby's continued service.
(3) No stock options were granted to the non-employee directors in fiscal 2020.

(4)Outstanding and unvested equity awards held by each of the non-employee directors as of March 31, 2020, were as follows:

Name	Stock Awards Outstanding	Options Outstanding	Total Equity Awards Outstanding
Fichthorn, John A.	20,833	—	20,833
Jacoby, Rebecca	15,770	—	15,770
Pinchev, Alex	—	—	—
Press, Clifford	—	—	—
Rau, Raghavendra	20,833	—	20,833
Rothman, Marc E.	20,833	—	20,833
Sanchez, Adalio	—	—	—
Singer, Eric	—	—	—
(5) Ms. Jacoby joined our Board on December 16, 2019.
(6) Mr. Pinchev resigned from the Board on April 11, 2019.
(7) Mr. Press resigned from the Board on October 15, 2019.
(8) Mr. Sanchez resigned from the Board on April 11, 2019.
(9) Mr. Singer resigned from the Board on November 3, 2019.

Leadership and Compensation Committee Interlocks and Insider Participation in Compensation Decisions
The members of the Company’s Leadership and Compensation Committee are Mr. Fichthorn, Chair of the committee, Mr. Rothman and Ms. Jacoby. No member of the Leadership and Compensation Committee is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company or any of its subsidiaries. Likewise, no member of the Leadership and Compensation Committee has entered into a transaction, or series of similar transactions, in which they will have a direct or indirect material interest adverse to the Company. No interlocking relationships exist between any member of the Board or Leadership and Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees
The Company has nominated five directors for election to the Board at the Annual Meeting: John Fichthorn, Rebecca J. Jacoby, James J. Lerner, Raghavendra Rau, and Marc E. Rothman. All of the nominees were recommended for nomination by the Corporate Governance and Nominating Committee and the Board nominated such directors for election.
Required Vote
This is an uncontested election; therefore, directors are elected by a majority of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director. Broker non-votes and abstentions will not be counted "for" or "against" a director nominee. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, then this director nominee will not be elected, and a vacancy on the Board of Directors shall be created. Following the meeting, the Board of Directors, in consultation with the Corporate Governance and Nominating Committee, may address this vacancy in accordance with the Company’s Bylaws.
Each stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder would like.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2021. Armanino has served as the Company’s independent registered public accounting firm since January 21, 2019.

Change in Independent Registered Public Accounting Firm

On January 21, 2019, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Board and by the Board.

PwC did not issue a report on the Company’s consolidated financial statements for the fiscal year ended March 31, 2018 or the fiscal year ended March 31, 2019. During the Company’s fiscal years ended March 31, 2017 and March 31, 2018, the two fiscal years prior to dismissal of PwC, and the subsequent interim period through January 21, 2019, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.

During the Company’s fiscal years ended March 31, 2017 and March 31, 2018, the two fiscal years prior to dismissal of PwC, and the subsequent interim period through January 21, 2019, there were no reportable events (as defined by S-K 304(a)(1)(v)), except that:

•As disclosed previously, the Board had concluded that the Company’s previously issued financial statements for fiscal years ended March 31, 2015, March 31, 2016 and March 31, 2017 and financial statements for quarters and the year-to-date periods ended June 30, 2015, September 30, 2015, December 31, 2015, June 30, 2016, September 30, 2016, December 31, 2016, June 30, 2017 and September 30, 2017 (collectively, the “Non-Reliance Periods”) should no longer be relied upon as a result of material misstatements and needed to be restated. At the time of PwC’s dismissal on January 21, 2019, the Non-Reliance Periods had not yet been refiled or reissued. Since that time, the Company has completed its restatement and refiled the required financial statements.

•As disclosed previously, as a result of the Company’s conclusions about the Non-Reliance Periods and the substantial completion of an internal investigation covering these Non-Reliance Periods, PwC informed the Company that the scope of their audit and reviews for the Non-Reliance Periods would have to be expanded. At the time of PwC’s dismissal, these audit and review procedures had not been completed.

•The Company reported material weaknesses in internal control over financial reporting related to the matters giving rise to the misstatements and restatements and reported that its internal control over financial reporting and its disclosure controls and procedures were not effective as of the Non-Reliance Periods. At the time of PwC’s dismissal, the Company and PwC had not concluded on the number or nature of the material weaknesses related to the Company’s internal control over financial reporting.

•As previously reported prior to the time of PwC’s dismissal, the Company indicated that substantial doubt existed about its ability to continue as a going concern. At the time of PwC’s dismissal, it had not completed its procedures related to its assessment of the Company’s ability to continue as a going concern. As disclosed following PwC’s dismissal, the Company refinanced its debt obligations and line of credit, which alleviated the substantial doubt about its ability to continue as a going concern.

On January 21, 2019, the Company engaged Armanino as it its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019 and to review all other periods as necessary. During the Company’s fiscal years ended March 31, 2018 and March 31, 2017, the two full fiscal years leading up to Armanino’s appointment, and the subsequent interim period through January 21, 2019, the date of Armanino’s appointment, neither the Company nor anyone on its behalf consulted with Armanino with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of Armanino was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended, and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company had brought the reportable events referred to above to the attention of Armanino and requested that they be evaluated by Armanino.

Selection of Armanino LLP

The Board recommends that stockholders vote for the ratification of the appointment of Armanino as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2021. Although ratification is not required by our bylaws or otherwise, in the event of a vote against such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different auditor if it determines that this would be in the best interests of the Company and our stockholders. A representative of Armanino is expected to be available telephonically at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Armanino LLP. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
At the Company’s annual meeting of stockholders held on March 31, 2017, a substantial majority of our stockholders voted in favor of holding an advisory vote to approve the compensation of our named executive officers on an annual basis. The Board of Directors considered this result and adopted a policy to provide for an annual advisory stockholder vote to approve the compensation of our named executive officers. Therefore, in accordance with that policy, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and the narrative in this Proxy Statement.
Our executive compensation program aims to (i) enhance stockholder value by designing appropriate leadership and compensation programs to enable the successful execution of the Company’s corporate strategy and objectives, (ii) facilitate market competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. We urge our stockholders to read the Compensation Discussion and Analysis which describes our executive compensation program in detail, including our executive compensation philosophy and the Fiscal 2020 compensation of our named executive officers.
The following summarizes the business developments that impacted our compensation programs and the actions we took for our named executive officers in fiscal 2020:
•All Performance-Based Equity Grants. Following the successful completion of getting back into compliance with the SEC following the filings of the Company's financial restatements the Committee, awarded the Executive Officers with an annual grant consisting of 100% performance-based equity grants, to best align their interests with those of our stockholders.
•New Compensation Philosophy. The Committee approved a new compensation philosophy with the intention of motivating and rewarding executives for solving our customers' most challenging problems and driving higher customer satisfaction and retention. By creating long-term customer retention, the Company plans to deliver results in the pursuit of creating long-term stockholder value. This is accomplished through the four primary goals of the philosophy: offer a total compensation program that attracts and retains talent; motivate executives with the proper mix of variable pay programs that drives company growth; reward employees through the achievement of short and long-term goals; and align the interests of our executives with our stockholders.
•Expanded Stock Ownership Guidelines. The Committee believes our key Executive Officers should be required to hold a portion of our common stock. Therefore, during our fiscal 2020, we updated our stock ownership guidelines to include our Chief Financial Officer which requires him to hold a value of the Company's Common Stock equal to at least two times his annual base salary.
•Reinstated ESPP. The Company began trading on The Nasdaq Global Market on February 3, 2020, allowing us to reinstate our ESPP program effective March 6, 2020. The Committee implemented a three-month holding period on the ESPP program, requiring all employees to hold their purchased shares for at least three months before selling. The Committee believes this holding period will increase employees' interest to hold the stock longer, even beyond the holding period, and align their interests with that of our stockholders.

 We believe that the information provided above and within the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables of this Proxy Statement demonstrate that our executive compensation program is designed appropriately, is performance-based and is working to ensure that the interests of our named executive officers are aligned with the interests of our stockholders to support long-term value creation.
The advisory vote to approve the compensation of our named executive officers occurs annually.

Required Vote
The adoption of a resolution approving, on an advisory basis, the compensation of our named executive officers, requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the proposal.
While this advisory vote to approve the compensation of our named executive officers is not binding on the Company, the Committee or our Board of Directors, it will provide valuable information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Leadership and Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AT THE ANNUAL MEETING:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation table and the supporting tabular and narrative disclosure on executive compensation.”

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) describes the Company’s overall philosophy and criteria used to determine the executive compensation practices provided to the executive officers of the Company. As illustrated in the following CD&A, the compensation disclosures are for our most recent completed fiscal year 2020, for the principal executive officer, principal financial officer, and the three most highly compensated executive officers.
Our named executive officers for fiscal 2020 are:

James J. Lerner	President & Chief Executive Officer and Chairman of the Board
J. Michael Dodson	Chief Financial Officer
Elizabeth P. King(1)	Chief Revenue Officer
Donald E. Martella Jr	Senior Vice President Engineering
Lewis W. Moorehead	Chief Accounting Officer
(1)Ms. King joined the Company on March 4, 2019, as Chief Revenue Officer but was not a Named Executive Officer in fiscal 2019.
Executive Compensation Highlights for Fiscal 2020
Our executive compensation program aims to (i) enhance stockholder value by designing appropriate leadership and compensation programs to enable the successful execution of the Company’s corporate strategy and objectives, (ii) facilitate market competitiveness by attracting and retaining the best talent and (iii) promote meritocracy by recognizing individual contributions. While we kept these founding principles applied to our executive compensation practices, we continued to increase our governance practices, maintain competitive pay levels for our executives while stabilizing the company through the financial restatement process, getting back into compliance with the SEC and re-listing on a national exchange. The following summarizes the actions during fiscal 2020:

•All Performance-Based Equity Grants. Following the successful completion of getting back into compliance with the SEC following the filings of the Company's financial restatements, the Committee awarded the Executive Officers with an annual grant consisting of 100% performance-based equity grants, to best align their interests with those of our stockholders.
•New Compensation Philosophy. The Committee approved a new compensation philosophy with the intention of motivating and rewarding executives for solving our customers' most challenging problems and driving higher customer satisfaction and retention. By creating long-term customer retention, the Company plans to deliver results in the pursuit of creating long-term stockholder value. This is accomplished through the four primary goals of the philosophy: offer a total compensation program that attracts and retains talent; motivate executives with the proper mix of variable pay programs that drives company growth; reward employees through the achievement of short and long-term goals; and align the interests of our executives with our stockholders.
•Expanded Stock Ownership Guidelines. The Committee believes our key Executive Officers should be required to hold a portion of our common stock. Therefore, during our fiscal 2020, we updated our stock ownership guidelines to include our Chief Financial Officer which requires him to hold a value of the Company's Common Stock equal to at least two times his annual base salary.
•Reinstated ESPP. The Company began trading on The Nasdaq Global Market on February 3, 2020, allowing us to reinstate our ESPP program effective March 6, 2020. The Committee implemented a three-month holding period on the ESPP program, requiring all employees to hold their purchased shares for at least three months before selling. The Committee believes this holding period will increase employees' interest to hold the stock longer, even beyond the holding period, and align their interests with that of our stockholders.

Governance Practices
We are committed to implementing compensation programs that are attractive to executive talent while maintaining effective governance practices that support our business strategies and serve our stockholders’ long-term interests. The Committee seeks the guidance of varying levels of management within Human Resources, Finance, and Legal as well as engages with external legal counsel and other outside advisors to ensure proper governance protocols are in place and being executed. Our governance practices have remained consistent over fiscal 2020 and include:

Independent Consultant	Prior to fiscal 2020, the Committee regularly engaged an Executive Compensation Consultant as an independent advisor. During fiscal 2020, the Committee engaged the services of an independent consultant on a limited basis due to significant financial constraints; however, the Committee has engaged Compensia to use more regularly going forward.

Clawback Policy	In September 2019, the Committee approved, and the Company adopted an updated clawback policy for cash and equity incentive/bonus compensation to all Section 16 reporting officers, all officers who directly report to the Chief Executive Officer and the VP, Global Supply Chain (“covered employees”) if the Company is required to provide a material restatement of its financial statements due to the knowing misconduct by any covered employees. This policy entitles the Company to recover from the responsible covered employee any bonus or other incentive-based or equity-based compensation received by the responsible covered employee during the 12-month period following the first public issuance or filing of the financial document with the SEC embodying such error, and any net profits realized by the responsible covered employee from the sale of the Company’s securities during that 12-month period. This policy will be reviewed and modified, if necessary, once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, CFO, and for our non-employee directors. For our President and CEO, these stock ownership guidelines require him to acquire and hold shares of the Company’s Common Stock with a value at least equal to three times his annual base salary. During our fiscal 2020, we updated our stock ownership guidelines to include our CFO which requires him to hold a value of the Company's Common Stock equal to at least two times his annual base salary.

Anti-Hedging and Anti-Pledging Policy	We maintain an insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Insider Trading Policy	Our insider trading policy prohibits any transactions involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possess inside information and ending at the beginning of the third full trading day following public disclosure of the information. All employees (including our executive officers) and members of the Board of Directors are subject to the Company’s insider trading policy.

No Single Trigger Change of Control	Our change of control policy maintains that a double trigger event must occur before an executive is entitled to specified compensation and benefits.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs. For fiscal 2020, we believe our programs are appropriate and discourage excessive risk taking.

Pay Mix	For fiscal 2020, our pay mix was aggressively leveraged on performance-based awards with a small percentage of time-based awards granted primarily to new hires.

Perquisites	We grant very limited perquisites to our officers.

Executive Compensation Philosophy for Fiscal 2020
Pay for Performance Compensation Philosophy and Objectives
Our compensation philosophy was updated in fiscal 2020 to better align with the Company's new vision and position the total compensation programs to motivate and reward executives and employees for solving our customer’s most challenging problems, drive higher customer satisfaction and retention results, and capitalize on the development of innovative technologies, continued sales growth, and expansion into emerging markets. To accomplish these objectives, our executive total compensation programs are guided by four core principles (i) to attract and retain talent, (ii) motivate our executives through highly leveraged compensation programs, (iii) reward our executives for achieving short and long-term goals, and (iv) align the interests of our executives with our stockholders.

The Company has established and maintains a competitive pay-for-performance executive total compensation program designed to reward executives for delivering results in the pursuit of creating long-term shareholder value. In addition to the four primary objectives, the philosophy also supports the following goals:

•Promote the achievement of the Company’s short-term and long-term strategic objectives as established by the Committee and the Company’s senior management team.
•Provide a strong link between pay and performance on both an individual and Company level and encourage and reward employees for significant contributions to the Company’s success.
•Ensure that the interests of all employees of the Company are aligned with the success of the Company and the interests of the Company’s shareholders.
•Provide compensation opportunities that will allow the Company to attract, retain and motivate the best talent needed to accomplish the Company’s strategic objectives.
•Take into consideration relevant economic and market considerations.
•Ensure that the total compensation levels of all employees are externally competitive and internally consistent and fair.
•Maintain compensation programs that are equitable, defensible, and compliant with internal and external policies.

Our executive total compensation program is designed to offer target cash and equity compensation opportunities at market-competitive levels and to reward superior Company and individual performance. Company performance, as measured by pre-established corporate performance metrics and share price, together with individual performance, as measured through the Company’s annual performance evaluation process, greatly affect annual and long-term compensation levels. Actual compensation is expected to be, and will be, below targeted market median levels if the Company and/or the executive officer does not achieve the designated Company and individual performance objectives. The Committee believes that this program aligns the interests of our executive officers with those of our stockholders in promoting the creation of long-term stockholder value.
Competitive Positioning

Market competitiveness is an important element of our executive compensation program. The Committee has established that market competitiveness for this purpose generally means the market median. In assessing the market competitiveness of our executive compensation program, the individual elements, as well as the aggregate total compensation of each executive officer (which includes base salary, target annual incentive opportunity and annual equity awards), are compared to the corresponding market median for executive officers holding similar positions or who have similar levels of responsibility in technology companies of similar size. While we generally reference the market median for competitiveness purposes, the actual compensation paid to our executive officers is based on company performance, individual performance, the needs of our business, and external influences that we take into consideration.
As its sources of data for identifying and establishing market median compensation levels, the Committee utilizes applicable compensation data from the Company’s Peer Group (as defined and discussed below), as well as from the Radford Global Technology and Radford Global Sales surveys (the “Radford Surveys”) of technology companies with annual revenue between $500M and $999.9M (collectively, the “Market Data”).
Peer Group
The Committee conducts an annual evaluation of the Peer Group for the purposes of identifying companies that are similar to ours in financial scope, size and industry to guide compensation decisions made for our executives. The peer group is reviewed and approved annually by the Committee typically in the third quarter of our current fiscal year. Once approved, this peer group is then used for our next fiscal year when we begin our executive compensation assessments and making recommendations to the Committee to address performance and any potential pay gaps.

During fiscal 2020, we continued to use our fiscal 2019 peer group to ensure the Company’s compensation programs and decisions were consistent with the peer companies. The peer group is set forth below:

Peer Companies
A10 Networks, Inc.	Commvault Systems, Inc.	Hortonworks, Inc.
Avid Technology, Inc.	Comtech Telecommunications Corp.	Infinera Corporation
Barracuda Networks, Inc.	Cray, Inc.	Sonus Networks, Inc.
Black Box Corporation	Electronics for Imaging, Inc.	Varonis Systems, Inc.
Calix, Inc.	Extreme Networks, Inc.
Carbonite, Inc.	Harmonic Inc.

In May of 2020, the Committee approved a revised peer group based on additional criteria including revenue, market capitalization, industry, and companies where we compete for talent. In addition, we included peer group criteria from a stockholders perspective including companies with similar business structures, end markets, and competitors that may be larger in revenue size and market cap but directly align with our business.

Based on the above criteria and removal of peers due to acquisitions, going forward our peer group is as follows:

Revised Peer Companies
Amtech Systems, Inc.	Cloudera, Inc.	Infinera Corporation*
Aviat Networks, Inc.	Commvault Systems, Inc.*	NetApp
Avid Technology, Inc.*	Comtech Telecommunications Corp.*	NETGEAR Inc.
Box, Inc.	Digi International, Inc.	PCTEL, Inc.
CalAmp Corp	Extreme Networks, Inc.*	Pure Storage, Inc.
Calix, Inc.*	Harmonic Inc.*	SuperMicro

*Peer Company from prior year.

Executive Compensation Process and Decision-Making
Role of the Leadership and Compensation Committee and the Board of Directors – The Committee oversees and approves all compensation and benefit arrangements for our executive officers, other than for our CEO. In the case of the compensation of our CEO, the independent members of the Board of Directors, based on the recommendations of the Committee, review and approve his compensation. A substantial portion of the Committee’s work involves an annual review of our executive compensation program, including determining total compensation levels for our executive officers and evaluating Company and individual executive officer performance. The Committee considers a variety of factors when determining our executive compensation program and total compensation levels. These factors include the Company’s financial performance for the most recent fiscal year, the executive officers compensation in relation to the approved Peer Group, the recommendations from our CEO for all executive officers (other than for himself), the input from an independent compensation consultant, and any prepared competitive market studies, the outcome of our annual say-on-pay vote, input we receive from stockholders and the individual performance of each executive. The Committee also considers shareholder dilution, burn rate, and other Company restrictions such as a limited share pool when examining executive officer compensation.

Role of the Executive Compensation Consultant – In fiscal 2020, the Committee used limited external compensation consulting services due to company financial constraints in order to preserve cash for pending auditor and legal fees in relation to the settlement of the SEC investigation. Prior to fiscal 2020, the Committee consulted with Compensia on a regular basis regarding a range of topics relating to executive compensation. Compensia serves at the discretion of the Committee and provides services only to the Committee. The Committee regularly reviews its advisers’ independence and determined that no relationship or conflict of interest exists that would preclude Compensia from independently advising the Committee.

Role of Management – The Committee reviews recommendations made by the CEO on various executive compensation matters, including executive compensation program design, annual corporate performance metrics, bonus funding target levels, and evaluations of corporate and executive officer performance. Other members of the Company’s management team provide the Committee with the market data as well as data and information relating to various executive compensation matters. In addition, our CEO makes individual compensation recommendations to the Committee for our executive officers (other than for himself). While the Committee considers all recommendations made by the CEO, ultimate authority for all compensation decisions regarding our executive officers (other than for our CEO), rests with the Committee and, in the case of our CEO, rests with the independent members of the Board of Directors. Certain members of the Company’s executive management team, including our CEO and CFO, attend Committee meetings and participate in the Committee’s discussions and deliberations. However, these individuals are not present when the Committee or the independent members of the Board of Directors discusses and determines their compensation. At each meeting, the Committee also may choose to meet in an executive session without members of management present and may meet without any members of management present at any time.

Role of the Peer Group – The Committee examines the pay practices and programs of the Peer Group and how the total target compensation for our CEO and Officers compares to similar roles of these companies as market reference points. While it is the goal of the Committee to ensure our compensation practices are competitive and aligned with the Peer Group, the Committee must take into consideration other factors such as the financial position of the Company, budgetary guidelines, restrictions on the size of the equity pool, burn-rate and dilution, shareholder return, and the strategic goals of the Company.
Say on Pay – The Company held the 2019 Annual Meeting of Stockholders on November 13, 2019. This meeting was the first Annual meeting since August 23, 2017, prior to the SEC investigation that started in January 2018. While our proxy disclosure covered our compensation practices for our officers and non-employees directors over both fiscal 2018 and fiscal 2019, at this meeting, approximately 98.6% of the vote cast on the non-binding advisory vote on our executive compensation program supported the compensation of our named executive officers for our fiscal 2019.

Elements of Compensation
Consistent with our compensation philosophy and objectives, the Company provides a mix of compensation elements that emphasizes annual cash incentives and long-term equity incentives. The primary elements of our executive compensation program consist of the following:

Annual Base Salary	Fixed compensation set to competitively attract and retain executive talent and determined based on market and median peer group data.
Executive Officer Incentive Plan	Annual cash-based incentive structured to reward our executives for accomplishing the Company's short-term strategic goals. Actual bonuses are paid based on the achievement of company and individual performance. Incentive targets are a percentage of individual base salaries and compared to our Peer Group pay levels in combination with other market data and set approximately at the market median.
Long-Term Equity Awards	The Company grants a mix of both time-based restricted stock units ("RSUs") and performance-based restricted stock units ("PSUs") to our executive officers. The PSUs also include a time-based component following the achievement of predetermined performance metrics subject to continued employment with the Company.

Fiscal 2020 Compensation Mix
For our named executive officers, we provide a compensation mix of both fixed and variable pay. The chart below shows the fiscal 2020 target compensation mix for our Chief Executive Officer and other officers and aligns with our pay-for-performance philosophy.

CEO Performance Evaluation
With respect to the performance evaluation and compensation for our CEO, the independent members of the Board of Directors conduct a review of our CEO’s performance against set objectives for the fiscal year that were previously reviewed and approved by the Committee and the independent members of the Board. The CEO generally provides a summary of results against objectives and the Committee is also provided with data regarding the Company’s performance as compared to the performance of the Peer Group. The Committee and the independent members of the Board of Directors then review the CEO’s performance results against his objectives and consider the CEO’s compensation in light of that performance evaluation.

Compensation of the Chief Executive Officer for Fiscal 2020
The Committee recognizes that special scrutiny is applied to the compensation of the Chief Executive Officer, as the most highly compensated of the named executive officers and the primary leader of the Company. The Committee believes the total target compensation opportunity for Mr. Lerner, although heavily weighted on performance, was appropriately aligned with the Company's strategic objectives for fiscal 2020.
Mr. Lerner's fiscal 2020 total target direct compensation was structured as follows (i) an annual base salary of $475,000, (ii) a total equity grant of 300,000 PSUs with 80% or 240,000 shares divided into 3 equal tranches and earned if average stock price performance of $6.25, $7.00, and $8.00 is achieved during any 100 consecutive calendar trading days and 20% or 60,000 performance based stock units are earned if the Company reaches at least $54.0 million of EBITDA for the full fiscal year 2020. The Committee believed the stock-price performance goals were appropriate to align the interest of the CEO with stockholders and the EBITDA goal was appropriate to drive financial stability upon the Company becoming current with all SEC filings. All PSUs are also subject to time-based vesting following the achievement of the performance criteria and subject to continued service with the Company. Because the fiscal 2020 equity awards were leveraged all on performance, the Committee approved a 10-year window to satisfy the performance criteria for the stock units with stock-price performance criteria. Finally, Mr. Lerner's bonus opportunity through the Officers' Incentive Plan was suspended for fiscal 2020 due to Company financial position.
Of Mr. Lerner's total compensation opportunity for fiscal 2020, 77% was tied to performance-based compensation. The Company did not satisfy the EBITDA target for fiscal 2020 and therefore Mr. Lerner's

60,000 PSUs associated with this goal, were forfeited and returned to our 2012 Plan. The Company satisfied the $6.25 average stock price performance over 100 consecutive calendar trading days. Therefore, Mr. Lerner earned 80,000 PSUs, which remain subject to time-based vesting requiring Mr. Lerner's continued employment through September 6, 2020. The 100-day average stock price performance of $7.00 and $8.00 has not yet been achieved.
In addition, and as part of Mr. Lerner's hire in fiscal 2019, a portion of his new hire compensation was also based on stock price performance achievement. Specifically, Mr. Lerner could earn 450,000 performance-based restricted stock units based on the 60-Day Average Share Price of $4.00, $5.00 and $6.00 if achieved between July 1, 2018, and June 30, 2022, subject to vesting criteria. The Company satisfied each of these thresholds in fiscal 2020. 150,000 of the performance-based restricted stock units vested on October 2, 2019, following the Committee's certification of the achievement of the $4.00 stock price performance, another 150,000 vested on July 1, 2020, following the Committee's certification of the achievement of the $5.00 stock price on November 13, 2019. The achievement of $6.00 stock price was certified by the Committee on March 17, 2020 and 150,000 PSUs will vest on July 1, 2021.

Compensation for Fiscal 2020
Annual Base Salary Fiscal 2020
Our Executive Officers receive a moderate base salary in comparison to their total target direct compensation package and in comparison with our peer group. The Committee reviews the base salaries for our executives on an annual basis. None of our officers received salary increases last year as shown in the chart below:

Executive Officer	Title	Fiscal 2019 Salary	Increase %	Fiscal 2020 Salary
James J. Lerner	President & Chief Executive Officer and Chairman of the Board	$475,000	—%	$475,000
J. Michael Dodson	Chief Financial Officer	$400,000	—%	$400,000
Elizabeth P. King(1)	Chief Revenue Officer	$380,000	—%	$380,000
Donald E. Martella Jr.	Senior Vice President Engineering	$355,000	—%	$355,000
Lewis W. Moorehead	Chief Accounting Officer	$300,000	—%	$300,000
(1)Ms. King, who joined the Company as Chief Revenue Officer on March 4, 2019, was not a Named Executive Officer in fiscal 2019.

Quantum Incentive Plan Fiscal 2020
The Quantum Incentive Plan is structured to support our strategic business plan and reflects the Company’s underlying business conditions. It is intended to provide competitive annual incentive compensation opportunities to our executive officers while supporting our pay-for-performance philosophy by directly linking annual cash incentive compensation levels to both corporate and individual performance. Each Executive Officer has a target annual incentive award opportunity that is expressed as a percentage of his or her base salary. Target annual incentive awards are reviewed, set, and approved annually as part of our executive compensation review. Annual incentive targets are compared to our Peer Group pay levels in combination with other market data and set approximately at the market median. All our executive officers participate in the Company’s Executive Officer Incentive Plan with the exception of Ms. King, our Chief Revenue Officer.
Ms. King participates in the Company's Sales Commission plan which provides her the opportunity to earn sales commissions by achieving specific set revenue and margin-based quotas. Ms. King leads our global sales organization and is responsible for driving the successful delivery of all our revenue-based products. Ms. King's commission plan is intended to motivate and reward her through cash-based incentives for increasing the Company's revenue and financial performance. For fiscal 2020, Ms. King’s target commission was $420K. 50% of this commission target was based on worldwide revenue of $436 million (GAAP) with commission accelerators applied for the over achievement of quarterly revenue targets. The remaining 50% was based on achieving specific margin-based goals of $79.7 million (GAAP) on core and branded products and services. During fiscal 2020, Ms. King exceeded revenue targets for two of the four quarters resulting in payment of commission accelerators. Ms. King earned a total of $588,858 in commissions for fiscal 2020 performance.

While the objective of our short-term incentive plan is to reward senior leadership with cash incentives based on Company performance, much of our fiscal 2020 was focused on getting back into compliance with our SEC filings and getting re-listed on a national stock exchange. In an effort to complete these objectives, the Company experienced excessive financial pressures from audit and legal expenses and SEC fines, and as a result, the Committee decided to suspend the fiscal 2020 cash incentive plan.

Equity Overview and Awards Fiscal 2020
Historically, the cash compensation of our executive officers has been supplemented with equity awards under the Company’s long-term incentive plan that tie their overall compensation to the performance of the Company’s Common Stock over a period of time. Equity awards are granted to our executive officers to (i) provide at-risk equity compensation consistent with our pay-for-performance philosophy, (ii) align the interests of our executive officers with those of our stockholders by providing them with significant equity stakes in the Company, (iii) attract, motivate, reward and retain our executive officers for their success in short and long-term goals and (iv) are market competitive in comparison to our peer group. The Committee determines, on a discretionary basis, whether an equity award should be granted, the form of any equity award and the number of shares of the Company’s Common Stock subject to the equity award.
With recommendations from Management and our Executive Compensation Consultant, the Committee approves new hire and annual grants that consist of a strong mix of time-based restricted stock units and performance-based restricted stock units. The Committee continues to monitor the Company’s efforts to reduce the dilution, burn rate, overhang and financial accounting compensation expense resulting from the use of various equity awards.
•Time-Based RSUs: The Committee believes the use of time-based RSUs allows the Company to attract new executive talent, offer total compensation packages that are competitive, provide long-term retention interests to our current executive team, and align with our Shareholders’ values of maintaining a stable leadership team through retention.
•Performance-Based RSUs: The industry-wide best practices among our peers and other technology companies has increased in the use of performance-based equity grants to strengthen the alignment between Executive compensation and Company performance.
Vesting
Due to the high volatility of the Company's stock price performance over the years, the Committee maintains three-year vesting schedules for both our time-based restricted stock units and performance-based restricted stock units. The performance-based restricted stock units are also subject to the satisfaction of pre-established performance goals.
Grant Values
In determining the size of the individual annual equity awards to our executive officers, the Committee considers the following:
•An annual set of guidelines is used to determine individual equity awards taking into consideration the number of shares of the Company's Common Stock that are available for grant;
•The number of shares of the Company’s Common Stock that are available for grant in the 2012 Plan and how long these shares are expected to last;
•The values of equity grants and total direct compensation of our peer group;
•Individual performance of each executive officer for the prior fiscal year;
•Company financial performance for the prior fiscal year;
•The grant date fair value of equity awards granted to executive officers in similar positions in technology companies of similar size (the “grant date fair value” is equal to the number of restricted stock unit awards multiplied by the market price of the Company’s Common Stock on the date of grant);
•Internal consistency and comparability in terms of the size of the equity awards among the executive officers; and
•The number, type and current retentive value of the outstanding equity awards held individually by each of the executive officers.

Although our philosophy is to generally target the market median equity award value for our annual equity awards, based on the market data, when making equity awards to our executive officers, the value of the resulting equity awards may be above or below the market median award value depending upon the factors noted above as well as the Company’s stock price at the time the awards are granted.
The Committee reviews the recommendations of our CEO, including the application of the aforementioned factors to each of our executive officers and ultimately approves the equity awards for the executive officers. The independent members of the Board of Directors apply the same factors in determining the size and form of the equity award for our CEO.
Fiscal 2020 Equity Awards
For fiscal 2019, the Company could not grant or issue stock (“black out period”) until all filings were current and in compliance with the SEC. This blackout period of granting equity awards continued throughout a portion of our fiscal 2020 performance year until the Company successfully became compliant with our SEC filings on August 23, 2019, with respect to all the financial statement requirements.
As the Company began to stabilize following the settlement of the SEC investigation, our Committee believed our Executive Officers' annual equity awards should be all performance-based to accomplish the following goals: (i) ensure our equity awards align with our pay-for-performance philosophy, (ii) motivate and reward our executive officers to drive profitability financial stability and (iii) the Committee sought to further align the interest of our executive officers with those of our stockholders. The Committee approved the following equity awards:

Executive Officer	Title	Time-Based Restricted Stock Unit Awards ("RSUs")	Performance-Based Restricted Stock Unit Awards ("PSUs")
James J. Lerner	President & Chief Executive Officer and Chairman of the Board	—	300,000
J. Michael Dodson	Chief Financial Officer	—	300,000
Elizabeth P. King(1)	Chief Revenue Officer	150,000	150,000
Donald E. Martella Jr.	Senior Vice President Engineering	—	80,000
Lewis W. Moorehead(2)	Chief Accounting Officer	10,000	60,000
(1)For Ms. King, the Committee approved a new hire inducement grant comprised of time-based restricted stock units and market-price performance-based restricted stock units subject to Ms. King's continued service with the Company and otherwise subject to the Inducement agreement.
(2)For Mr. Moorehead, the Committee approved a recognition grant of 10,000 time-based restricted stock units, in addition to the annual grant, subject to Mr. Moorehead's continued service with the Company and otherwise subject to the 2012 plan.

Performance-Based Restricted Stock Unit Metrics
For fiscal 2020, all Officers, with the exception of new hires, were granted 100% performance-based equity awards subject to both market-based vesting requirements and time-based vesting requirements. The PSUs will vest only if (i) the market goal(s) described below are satisfied and (ii) the time-based vesting requirements described below are met.
The first performance criteria, weighted at 80% of the total equity grant, with vesting subject to specified levels of the average closing price of a share of the Company’s common stock during any 100-day trading period (“Market-Price PSUs”) following the award date. The Committee believed the stock-price performance goals were appropriate to align the interest of our Officers with stockholders. The vesting of this Market-Price PSU is also subject to continued employment through the later of the certification date of achievement of the performance targets or the service vesting date, which occurs in three equal installments on September 5, 2020, September 5, 2021 and September 5, 2022. The Market-Price PSUs were structured as follows:
•1/3rd of the Market-Price PSUs will satisfy the performance criteria if, at any time prior to September 6, 2029, the 100-Day Average Price is at least $6.25 and the vest date will be September 5, 2020.

•An additional 1/3rd of the Market-Price PSUs will satisfy the performance criteria if, at any time prior to September 6, 2029, the 100-Day Average Price is at least $7.00 and the vest date will be September 5, 2021.
•An additional 1/3rd of the Market-Price PSUs will satisfy the performance criteria if, at any time prior to September 6, 2029, the 100-Day Average Price is at least $8.00 and the vest date will be September 5, 2022.
If any of the performance criteria are not achieved by September 6, 2029, the Market-Price PSUs subject to such performance criteria will not vest and will instead be forfeited.
The second performance criteria, weighted at 20% of the total equity grant, are earned with vesting subject to the achievement if the Company reaches at least $54.0 million of EBITDA (“Financial Results PSUs”) for the full fiscal year 2020. The Committee believed the EBITDA goal was appropriate to drive financial stability upon the Company becoming current with all SEC filings. The vesting of this Financial Results PSU is also subject to continued employment through the later of the certification date of achievement of the performance target or the service vesting date, which occurs in three equal installments commencing on the certification date, the first anniversary of the certification date and the second anniversary of the certification date. EBITDA shall mean net income (loss) before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, loss on extinguishment of debt, cost related to the financial restatement and related activities and other nonrecurring expenses for fiscal 2020.
Mr. Lerner and Mr. Dodson each received 240,000 Market-Price PSUs and 60,000 Financial Results PSUs. Mr. Moorehead received 48,000 Market-Price PSUs, 12,000 Financial Results PSUs and an additional 10,000 time-based restricted stock units that vest in three equal annual installments on September 6, 2020, September 6, 2021 and September 6, 2022, subject to Mr. Moorehead’s continued employment. Mr. Martella Jr. received 64,000 Market-Price PSUs and 16,000 Financial Results PSUs.
The Company satisfied the first stock price performance criteria set forth above and the related Market-Price PSUs will vest on September 5, 2020. The Company did not achieve the EBITDA performance criteria, and therefore, all Financial Results PSUs were forfeited back to the 2012 Plan.
Ms. King was granted 150,000 time-based restricted stock units and 150,000 performance-based restricted stock units under an inducement plan as part of her new hire agreement. Her performance-based restricted stock units were earned following the achievement of the average 60-Day Average trading value of $4.00, $5.00 and $6.00 subject to vesting on and her continued employment through May 31, 2019, May 31, 2020 and May 31 2021, respectively, upon the certification of the Committee that the performance has been satisfied. Ms. King satisfied all performance criteria for her fiscal 2019 new hire grant.
Perquisites and Other Benefits
Perquisites – We offer Company-paid financial counseling and tax preparation services to our executive officers and non-executive vice presidents. Our executive officers are entitled to receive up to $6,000 in their initial year of participation and an additional $3,500 per year thereafter to reimburse them for the cost of such services. The Committee considers this expense to be minimal and appropriate given the level of the executive officers’ responsibilities. For Mr. Dodson, we provide reimbursement for travel and housing expenses. Other than these limited perquisites and the non-qualified deferred compensation plan discussed below, we do not provide any other perquisites or personal benefits to our executive officers that are not available to all other full-time employees.
Employee Stock Purchase Plan – We offer all employees, including our executive officers, the ability to acquire shares of the Company’s Common Stock through a tax-qualified Employee Stock Purchase Plan (“ESPP”). This plan allows employees to purchase shares of the Company’s Common Stock at a 15% discount relative to the market price. The Committee believes that the ESPP is a cost-efficient method of encouraging employee stock ownership. The Company's ESPP program was suspended shortly after the February 5, 2018, purchase following the SEC investigation limiting our ability to administer stock. The Company began trading on The Nasdaq Global Market on February 3, 2020, allowing us to reinstate our ESPP program effective March 6, 2020. The Committee implemented a 3-month holding period on the ESPP program, requiring all employees to hold their purchased shares for at least 3 months before selling. The Committee believes this holding period will increase employees' interest to hold the stock longer, even beyond the holding period, and align their interests with that of the Company.

Health and Welfare Benefits – We offer health, welfare, and other benefit programs to substantially all full-time employees. We share the cost of health and welfare benefits with our employees, the cost of which is dependent on the level of coverage an employee elects. The health and welfare benefits offered to our executive officers are identical to those offered to other full-time employees.
Qualified Retirement Benefits – All U.S.-based employees, including our executive officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. Participants may defer cash compensation up to statutory IRS limits and may receive a discretionary matching Company contribution. Participants direct their own investments in the Company’s tax-qualified 401(k) Savings Plan, which does not include an opportunity to invest in shares of the Company’s Common Stock.
Non-Qualified Deferred Compensation Plan – We maintain a non-qualified deferred compensation plan which allows select employees, including our executive officers, to contribute a portion of their base salary and annual bonus payouts to an irrevocable trust for the purpose of deferring federal and state income taxes. Participants direct the deemed investment of their deferred accounts among a preselected group of investment funds, which does not include shares of the Company’s Common Stock. The deemed investment accounts mirror the investment options available under the Company’s 401(k) Savings Plan. Participants’ deferred accounts are credited with interest based on their deemed investment selections. Participants may change their investment elections on a daily basis, the same as they may under the Company’s 401(k) Savings Plan. We do not make employer or matching contributions to the deferred accounts under the non-qualified deferred compensation plan. We offer the non-qualified deferred compensation plan as a competitive practice to enable us to attract and retain top talent. During fiscal 2020, none of our executive officers participated in the non-qualified deferred compensation plan.
Change of Control Severance Policy, Employment Arrangements and Severance Agreements
Change of Control Agreements
Our Change of Control (“CoC”) Agreements are designed to secure the best interests of the Company and our Stockholders by maintaining the continued dedication and objectivity of key Employees during the possibility, threat or occurrence of a Change of Control. The goal is to provide the Employee with the compensation arrangement and stock benefits upon an Involuntary Termination as defined within the CoC so that the Employee will have financial security and remain with the Company prior to a potential Change of Control. Details of the current arrangements are described further in “Potential Payment Upon Termination or Change of Control.”
Employment Arrangements
We have employment arrangements with all of our named executive officers. These arrangements provide for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company as described in “Potential Payments Upon Termination or Change of Control”. Each named executive officer’s employment is at will and may be terminated at any time and for any reason, with or without notice. Details of the current arrangements are described further in “Potential Payment Upon Termination or Change of Control.”
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.
Section 409A of the Internal Revenue Code
Section 409A imposes additional significant taxes in the event that an executive officer, director or other service provider receives deferred compensation that does not meet the requirements of Section 409A.

Section 409A applies to traditional nonqualified deferred compensation plans, certain severance arrangements, and certain equity awards. As described above, we maintain a non-qualified deferred compensation plan, have entered into severance and change of control agreements with our executive officers and grant equity awards. However, to assist in the prevention of adverse tax consequences under Section 409A, we structure our equity awards in a manner intended to comply with or be exempt from the applicable requirements of Section 409A. With respect to our non-qualified deferred compensation plan and the severance and change of control agreements, we have determined that such agreements are in compliance with or are exempt from Section 409A.

Accounting Considerations
We follow the applicable accounting rules for our stock-based compensation. The applicable accounting rules require companies to calculate the grant date fair value of stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables, even though the equity award recipients may never realize any value from their awards. The applicable accounting rules also require companies to recognize the compensation cost of their stock-based awards in their income statements over the period that a recipient is required to render service in exchange for the equity award. Compensation cost for stock-based awards with performance conditions is recognized only when it is probable that the performance conditions will be achieved.

Risks Related to Compensation Policies and Practices

Annually, we conduct a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program, and discuss the findings of this risk assessment with the Committee. Our risk assessment includes a detailed analysis of our compensation programs in which employees at all levels of the organization may participate, including our executive officers. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly reward our employees.
Generally, our programs are designed to pay for performance and, thus, provide incentive-based compensation that encourages appropriate risk-taking. These programs contain various mitigating features, however, to ensure our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business. These features include:

•Independent oversight of the compensation programs by the Committee;
•Discretion provided to the Committee to set targets, monitor performance and determine final payouts;
•Additional oversight of the compensation programs by a broad-based group of functions within the Company, including Human Resources, Finance and Legal and at multiple levels within the Company;
•A balanced mix of compensation programs that focus our employees on achieving both short and long-term objectives, that include both performance-based and non-performance-based pay, and that provide a balanced mix of cash and equity compensation;
•An annual review by the Committee of target compensation levels for our executive officers, including a review of the alignment of executive compensation with performance;
•Caps on the maximum funding under the Company's annual bonus program, including the Executive Officer Incentive Plan and the Quantum Incentive Plan;
•An insider trading policy which expressly prohibits buying Company shares on margin or using or pledging owned shares as collateral for loans and engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company's securities. This extends to any hedging or similar transactions designed to decrease risks associated with holding Company securities;
•Incentives focused on the use of reportable and broad-based internal financial metrics (non-U.S. GAAP operating income and revenue);
•Pay positioning targeted at the market median based on a reasonable competitive peer group and published surveys;
•Multi-year service-based vesting requirements with respect to equity awards; and
•Risk mitigators, including stock ownership guidelines for the CEO and Board of Directors and stock pledging policies are in place.

We believe that our compensation programs are not likely to create excessive risks that might adversely affect the Company.

Executive Compensation – Fiscal 2020
The following table lists the compensation for our named executive officers as of the end of fiscal 2020 for fiscal years 2020, 2019, and 2018.
Summary Compensation Table – Fiscal 2020

		Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Name and Title	Year	$	$	$	$	$	$	$	$
James J. Lerner	2020	475,000	—	1,605,600	—	—	—	0	2,080,600
President & Chief	2019	337,981	—	1,913,500	—	—	—	1,910	2,253,391
Executive Officer & Chairman of the Board

J. Michael Dodson	2020	400,000	—	1,605,600	—	—	—	67,031	2,072,631
Chief Financial Officer	2019	318,462	—	730,148	—	—	—	44,364	1,092,973

Elizabeth P. King	2020	380,000	—	601,000	—	588,858	—	1,020	1,570,878
Chief Revenue Officer

Donald E. Martella Jr.	2020	355,000	—	428,160	—	—	—	—	783,160
Senior Vice President	2019	352,952	—	—	—	—	—	—	352,952
Engineering	2018	347,832	—	351,450	—	—	—	4,644	703,926

Lewis W. Moorehead	2020	300,000	—	380,320	—	—	—	—	680,320
Chief Accounting Officer	2019	121,154	—	193,833	—	—	—	—	314,987
(1)The amounts reported in the Salary column represent the dollar value of the cash base salaries earned in fiscal 2020.
(2)No bonuses were paid to our named executive officers.
(3)The amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of the value are disclosed under “Note 7: Stock Incentive Plans and Share-Based Compensation” in the Company’s Annual Report on Form 10-K filed with the SEC on June 24, 2020. For Fiscal 2020, the EBITDA performance-based restricted stock units were not earned as the company performance was not satisfied.
(4)For Ms. King, the total amount reported includes a total commission payment of $588,858 under the Fiscal 2020 Sales Compensation Plan.
(5)There is no Change in Pension Value and no Non-Qualified Deferred Compensation Earnings reportable as the Company does not maintain a defined benefit or actuarial pension plan nor was there any compensation that was deferred.
(6)The amounts listed in the All Other Compensation column of the Summary Compensation Table for fiscal 2020 include reimbursements for housing, travel and relocation expenses for Mr. Dodson and a payment reimbursement of $1,020 for financial counseling and tax preparation services up to a maximum of $3,500 per year for Ms. King.

Grants of Plan-Based Awards for Fiscal 2020
The following table presents information on plan-based awards granted to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target		Maximum	Threshold		Target		Maximum
Name	Date	($)	($)		($)	(#)		(#)		(#)		(#)	(#)	($/Sh)	($)
James J. Lerner	9/6/2019					—		60,000	(5)	—					355,200
	9/6/2019					80,000	(6)	—		240,000	(6)				1,250,400

J. Michael Dodson	9/6/2019					—		60,000	(5)	—					355,200
	9/6/2019					80,000	(6)	—		240,000	(6)				1,250,400

Elizabeth P. King	4/1/2019											150,000			352,500
	4/1/2019					50,000	(6)	—		150,000	(6)				248,500
		—	420,000	(7)	—

Donald E. Martella, Jr.	9/6/2019					—		16,000	(5)	—					94,720
	9/6/2019					21,333	(6)	—		64,000	(6)				333,440

Lewis W. Moorehead	9/6/2019					—		12,000	(5)	—					71,040
	9/6/2019					16,000	(6)	—		48,000	(6)				250,080
	9/6/2019											10,000			59,200

(1)Due to the Company's situation with the SEC investigation and the current financial position, the Company's Officer Incentive Plan was informally suspended and no performance goals were established for the Fiscal 2020 plan.
(2)Performance Share Units (PSUs) are earned only if the Company exceeds certain performance targets defined below (5) and (6).
(3)Restricted Stock Units (RSUs) will vest (based on continued employment) in equal installments annually over three years on each anniversary of the award’s grant date.
(4)The amounts reported were computed in accordance with ASC 718, excluding the effect of estimated forfeitures. See Note 7: Stock Incentive Plans and Share-Based Compensation” in the Company’s Annual Report on Form 10-K filed on June 24, 2020, regarding assumptions underlying the valuation of equity awards.
(5) Performance Share Units (PSUs) are earned only if the Company satisfies the EBITDA target as of March 31, 2020. For Fiscal 2020, the Company must have achieved significant performance for the PSUs to be granted at threshold target. The EBITDA performance target was not satisfied for Fiscal 2020 and no performance-based shares were earned for executives or any other employees.
(6)Performance Share Units (PSUs) are earned only if certain stock market price targets are met.
(7)Amount reflects sales commissions payments pursuant to the Fiscal Year 2020 Sales Compensation Plan based on the sale of the Company’s branded products and branded services. There are no thresholds or maximum payouts under this plan.

Outstanding Equity Awards at Fiscal Year End 2020
The following table provides information with respect to outstanding stock options and restricted stock unit awards held by our named executive officers as of March 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
James J. Lerner						266,666	(7)	786,665
						300,000	(6)	885,000
						80,000	(11)	236,000	160,000	(12)	$833,600
J. Michael Dodson						83,333	(2)	245,832
						83,333	(3)	245,832
						80,000	(11)	236,000	160,000	(12)	$833,600
Elizabeth P. King						150,000	(8)	442,500
						100,000	(9)	295,000
Donald E. Martella Jr.						6,666	(1)	19,665
						21,333	(11)	62,932	42,667	(12)	$222,295
Lewis W. Moorehead						33,333	(4)	98,332
						33,333	(5)	98,332
						10,000	(10)	29,500
						16,000	(11)	47,200	32,000	(12)	$166,720

(1)	Granted 7/1/17; vest annually over three years beginning 7/1/17.
(2)	Granted 6/1/18; vest annually over three years beginning 6/1/18. Adjusted 6/1/19 vest to 8/7/19 upon S-8 reinstatement.
(3)	Granted 6/1/18; earned on 11/13/19 and on 3/17/20; as performance condition thresholds were satisfied.
(4)	Granted 11/1/18; vest annually over three years beginning 11/1/18.
(5)	Granted 11/1/18; earned on 11/13/19 and on 3/17/20; as performance condition thresholds were satisfied.
(6)	Granted 7/1/18; earned on 11/13/19 and on 3/17/20; as performance condition thresholds were satisfied.
(7)	Granted 7/1/18; vest annually over three years beginning 7/1/18. Adjusted 7/1/19 vest to 8/7/19 upon S-8 reinstatement.
(8)	Granted 4/1/19; vest annually over three years beginning 4/1/19.
(9)	Granted 4/1/19; earned on 11/13/19 and on 3/17/20; as performance condition thresholds were satisfied; half vested on 5/31/20 and half will vest on 5/31/21.
(10)	Granted 9/6/19; vest annually over three years beginning 9/6/19.
(11)	Granted 9/6/19; earned on 3/17/20; as performance condition threshold was satisfied and will vest on 9/5/20
(12)	Granted 9/6/19; unearned; subject to satisfying performance-based criteria (based on continued employment).

Option Exercises and Stock Vested in Fiscal 2020
The following table provides information on stock option exercises and restricted stock and restricted stock unit vesting for our named executive officers during fiscal 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
James J. Lerner			433,334	2,581,504
J. Michael Dodson			97,911	563,549
Elizabeth P. King			50,000	310,000
Donald E. Martella Jr.			23,167	61,161
Lewis W. Moorehead			33,334	191,337
(1)The amount reported is calculated by multiplying the number of shares that vested by the market price of the underlying shares of the Company’s Common Stock on the vesting date.

CEO Pay Ratio
Presented below are the ratios of annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2020. These ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratios reported by us may not be comparable to the pay ratios reported by other companies.
For purposes of calculating the pay ratio consistent with SEC rules, we used the annualized total compensation of Mr. Lerner, our CEO as of March 31, 2020. The fiscal 2020 annualized total compensation for Mr. Lerner was $2,080,60 while the fiscal 2020 annual total compensation for our median employee was $122,526, and the ratio of these amounts is 17 to 1.
As permitted by SEC rules, and based on the Company’s belief there have not been any significant changes to either our workforce or the fiscal 2018 median employee’s circumstances that would result in a significant change to the pay ratio, we used the same median employee for our fiscal 2019 and fiscal 2020 calculations.
Potential Payments Upon Termination or Change of Control for Fiscal 2020
Per the changes to our Change of Control agreement effective May 5, 2018, the following tables provide information concerning the estimated payments and benefits as they existed on the last day of fiscal 2020 (March 31, 2020) for our named executive officers. On January 29, 2019, Management recommended, and the Committee approved a change to the involuntary termination calculation not associated with a Change of Control. To align with more market competitive practices, the Committee agreed to pay six (6) months of salary and six (6) months of premium COBRA benefits to Officers outside the agreement in place for our President & Chief Executive Officer as set forth below:

Involuntary Terminations in Connection with a Change of Control
Total Cash	CEO 1.5x Salary + 1.5x Target Bonus	Officers 1.0x Salary + 1.0x Target Bonus
Equity
Any outstanding stock-based compensation that the employee holds as of the termination date and not subject to performance criteria shall automatically become vested. Any stock-based compensation subject to performance criteria based on the company’s stock price, whether absolute or relative, shall be deemed to be earned based on the actual stock price performance through the close of the CoC transaction. Any stock-based compensation subject to performance criteria not based on the company’s stock price shall be deemed satisfied at target levels.

COBRA
If elected by the employee, the Company will proceed to reimburse the employee for premiums paid for coverage for up to 12 months for Executives and 18 months for the CEO after the date of the involuntary separation or until the which the employee or eligible dependents are no longer eligible to receive continuation coverage pursuant to COBRA.

Board Composition	Effective May 5, 2018, a change in Board composition is no longer a trigger for CoC.
Voting Power
Any “person” that becomes the “beneficial owner”, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities.

Also, we have employment arrangements with all of our named executive officers. These arrangements provide for certain severance benefits in the event of a qualifying termination of employment that is not associated with a change of control of the Company as described below.

Mr. Lerner's Employment Agreement
In the event that Mr. Lerner incurs an Involuntary Termination other than for cause and outside of a Change of Control, the Company will provide the following severance benefits (i) a lump sum cash payment equivalent to twelve (12) months of the then-annual base salary, (ii) monthly reimbursement from the Company for COBRA equivalent to twelve (12) months or in the event the Company believes it cannot provide the COBRA Benefits without potentially violating applicable law, then in lieu of the COBRA Benefits, The Company will provide a taxable monthly payment during the twelve (12) months after the termination of employment, an amount equal to the monthly COBRA premium that would be required to pay to continue coverage under the Company's group health plan. The Severance is subject to Mr. Lerner entering into and not revoking a release of claims and all payments provided are subject to applicable taxes or other required withholdings.

Other Employment Arrangements
We have employment arrangements with all of our executive officers. In the event one of our executive officers should incur an Involuntary Termination outside the terms of a Change of Control, the Company will provide the following severance benefits, (i) a lump sum cash payment equal to six (6) months of the then-annual base salary, (ii) monthly reimbursements equivalent to six (6) months COBRA premiums or in the event the Company cannot provide COBRA Benefits without potentially violating applicable law, the Company will provide a taxable monthly payment during the six (6) months after termination an amount equal to the COBRA monthly premiums.

Fiscal 2020

		Potential Payments Upon:
Name(3)	Type of Benefit	Involuntary Termination within 12 Months After a CoC ($)	Involuntary Termination Not Associated with a CoC ($)
James J. Lerner	Cash Severance Payments	1,425,000	475,000
	Vesting Acceleration(1)	1,907,665	—
	Continued Coverage of Employee Benefits(2)	47,119	31,413
	Total Termination Benefits:	3,379,784	506,413

J. Michael Dodson	Cash Severance Payments	600,000	200,000
	Vesting Acceleration(1)	727,665	—
	Continued Coverage of Employee Benefits(2)	22,711	11,355
	Total Termination Benefits:	1,350,376	211,355

Elizabeth P. King	Cash Severance Payments	800,000	190,000
	Vesting Acceleration(1)	737,500	—
	Continued Coverage of Employee Benefits(2)	10,573	5,286
	Total Termination Benefits:	1,548,073	195,286

Donald E. Martella Jr.	Cash Severance Payments	532,500	177,500
	Vesting Acceleration(1)	82,597	—
	Continued Coverage of Employee Benefits(2)	31,172	15,586
	Total Termination Benefits:	646,269	193,086

Lewis W. Moorehead	Cash Severance Payments	450,000	150,000
	Vesting Acceleration(1)	273,365	—
	Continued Coverage of Employee Benefits(2)	29,052	14,526
	Total Termination Benefits:	752,417	164,526

(1)	Reflects the aggregate market value of outstanding and unvested stock option grants and restricted stock unit awards. For unvested restricted stock unit awards, the aggregate market value is computed by multiplying (i) $2.95, by (ii) the number of unvested restricted stock unit awards outstanding as of March 31, 2020. For purposes of Vesting Acceleration, any unvested restricted stock unit awards that have not satisfied performance criteria are not included in this total. In the event of vesting acceleration or other modifications of stock-based awards, we account for such modifications in accordance with ASC 718.

(2)	Assumes continued coverage of employee benefits at the fiscal 2020 COBRA premium rate for health, dental, and vision coverage. For Mr. Lerner, the benefit coverage for an involuntary termination within 12 months after a Change of Control is calculated for 18 months per his agreement and 12 months for all other calculation purposes.

EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of March 31, 2020, relating to compensation plans under which we may issue shares of our common stock.

	Number of shares to be issued upon exercise of outstanding options and settlement of outstanding restricted stock units		Weighted-average exercise price of outstanding options		Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	2,681,221	(2)	$5.04	(2)	4,988,386	(4)
Equity compensation plans not approved by stockholders	250,000	(3)	—		—

Total	2,931,221	(2)	$5.04	(2)	4,988,386	(4)

(1)This category consists of our 2012 Long-Term Incentive Plan and our Employee Stock Purchase Plan.
(2)Consists of (i) 1,207 shares issuable upon exercise of outstanding options, (ii) 1,844,333 shares issuable upon settlement of restricted stock units that are not subject to performance conditions, and (iii) 835,681 shares issuable upon settlement of performance-based restricted stock units, which represents the maximum payment under the performance-based restricted stock units. The weighted-average exercise price in column (b) does not take these restricted stock units and performance-based restricted stock units into account.
(3) Consists of 250,000 outstanding shares from the original 300,000 inducement plan granted to our Chief Revenue Officer on April 1, 2019. This grant consisted of 150,000 time-based and 150,000 performance-based shares that have the same vesting and market performance conditions as the performance stock units granted in fiscal 2020.
(4) Consists of 3,591,771 shares of common stock that remain available for issuance under our 2012 plan and 1,396,615 shares that remain available for issuance under our ESPP.

REPORT OF THE LEADERSHIP AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
We, the Leadership and Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within this Proxy Statement with the management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this Proxy Statement.
Submitted by the Leadership and Compensation Committee of the Board of Directors:

MEMBERS OF THE LEADERSHIP AND COMPENSATION COMMITTEE

John Fichthorn, Chair Rebecca Jacoby Marc Rothman

(1)	This report of the Leadership and Compensation Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee was established primarily to: (i) provide oversight of Quantum’s accounting and financial reporting processes and the audit of Quantum’s financial statements; and (ii) assist the Board of Directors in the oversight of: (a) the integrity of Quantum’s financial statements; (b) Quantum’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s performance, qualifications and independence; and (d) the performance of Quantum’s internal audit function.
The Audit Committee oversees Quantum’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Quantum’s internal control over financial reporting. Quantum’s independent auditors are responsible for expressing an opinion as to the conformity of Quantum’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Quantum’s internal control over financial reporting.
The Audit Committee, after appropriate review and discussion, determined that it had fulfilled its responsibilities under its charter during Fiscal 2020. The Audit Committee has reviewed and discussed the Consolidated Financial Statements for Fiscal 2020 with management and the Company’s independent registered public accounting firm; and management represented to the Audit Committee that Quantum’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles. This review included a discussion with management of the quality, not merely the acceptability, of Quantum’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Quantum’s Consolidated Financial Statements. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence. In reliance on these views and discussions, and the report of the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in Quantum’s Annual Report on Form 10-K for the year ended March 31, 2020, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
MEMBERS OF THE AUDIT COMMITTEE
Marc E. Rothman, Chair
Rebecca J. Jacoby
Raghavendra Rau

1	This report of the Audit Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be deemed filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND AUDIT-RELATED FEES
Fees Paid to Independent Registered Public Accounting Firm
The following table provides details on the fees billed by Armanino for fiscal 2020 and 2019, inclusive of out-of-pocket expenses.

	Fiscal 2020	Fiscal 2019
Audit fees	$1,144,000	$1,232,000
Audit-related fees	—	—
Tax fees	25,000	—
Other fees	—	—
Total	$1,169,000	$1,232,000
Fees Paid to Prior Independent Registered Public Accounting Firm
The following table provides details on the fees billed by the Company’s previous independent registered public accounting firm, PwC, for fiscal 2020 and 2019, inclusive of out-of-pocket expenses.

	Fiscal 2020	Fiscal 2019
Audit fees	$—	$—
Audit-related fees	—	—
Tax fees	—	—
Other fees	342,000	1,366,000
Total	$342,000	$1,366,000

Audit Fees. Audit fees of Armanino includes the aggregate fees incurred for the audits of Quantum’s annual consolidated financial statements and the review of the quarterly consolidated financial statements included in Quantum’s Quarterly Reports on form 10-Q.
Tax Fees. Tax fees paid to Armanino are related to tax consulting.
Other Fees: Other fees paid to PwC relate to costs associated with the SEC investigation.
In accordance with Audit Committee policy and the requirements of law, all services to be provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. This is to avoid potential conflicts of interest that could arise if the Company received specified non-audit services from its auditing firm. Annually, the Audit Committee pre-approves appropriate audit, audit-related and tax services which are listed on a general approval schedule that the Company’s independent registered public accounting firm may perform for the Company. Where such services are expected to require more than ten hours of such firm’s billable senior partner or the equivalent time, the Company must notify the Audit Committee of the auditing firm’s performance of such services. For all services to be performed by the Company’s independent registered public accounting firm that are not specified in the general pre-approval schedule, the Company must obtain specific engagement approval from the Audit Committee for such services in advance. The Audit Committee receives all notifications and requests relating to the independent registered public accounting firm’s performance of services for the Company. The Audit Committee will review and make changes to the services listed under the general approval schedule on an annual basis and otherwise from time to time as necessary.
The Audit Committee believes that the provision of services by the Company’s independent registered public accounting firm described above is compatible with maintaining such firm’s independence from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the following table sets forth as of June 15, 2020, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s current directors, (iii) each of the named executive officers for fiscal 2020, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the business address for the beneficial owners listed below is 224 Airport Parkway, Suite 550, San Jose, CA 95110.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Class(2)
5% or Greater Stockholders:
B. Riley Financial, Inc. 21255 Burbank Blvd., Suite 400 Woodlands Hills, CA 91367	8,547,611	(3)	21.4%

Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA 92660	4,309,464	(4)	10.8%

The TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	3,262,290	(5)	8.2%

BTC Holdings Fund I, LLC 430 Park Avenue, Suite 1202 New York, NY 10022	2,801,152	(6)	7.0%

Directors and Named Executive Officers:
James L. Lerner, President & CEO and Chairman of the Board	796,667	(7)	2.0%
J. Michael Dodson, Chief Financial Officer	281,245		*
Elizabeth P. King, Chief Revenue Officer	150,000		*
Donald Martella Jr., Sr. Vice President of Engineering	29,504	(8)	*
Lewis Moorehead, Chief Accounting Officer	58,332		*
John Fichthorn, Director	80,411		*
Rebecca Jacoby, Director	—		—
Raghavendra Rau, Director	137,185		*
Marc Rothman, Director	72,648		*
All current directors and executive officers as a group (9 persons)(9)	1,605,920	(10)	4.0%

(*)	Less than 1%.

(1)	Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)	Applicable percentage ownership is based on 39,905,090 shares of Common Stock outstanding as of June 15, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after June 15, 2020 and shares of Common Stock that are deliverable upon settlement of restricted stock units that vest within 60 days after June 15, 2020, are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days after June 15, 2020 are considered beneficially owned by the holder, but such shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Information is based on Schedule 13D/A (Amendment No. 1) filed with the Securities and Exchange Commission on April 29, 2020 by B. Riley Financial, Inc. and its affiliates. B. Riley Financial, Inc. (“BRF”) beneficially owns and has shared voting and dispositive power with respect to 8,547,611 shares. B. Riley FBR, Inc. (“BRFBR”) beneficially owns and has shared voting and dispositive power with respect to 5,989,100 shares. B. Riley Capital Management, Inc. (“BRCM”) beneficially owns and has shared voting and dispositive power with respect to 2,558,511 shares. BRC Partners Management GP, LLC (“BRPGP”) beneficially owns and has shared voting and dispositive power with respect to 2,558,511 shares. BRC Partners Opportunity Fund, L.P. (“BRPLP”) beneficially owns and has shared voting and dispositive power with respect to 2,558,511 shares. BRPGP is a subsidiary of BRCM and the general partner of BRPLP. BRF is the parent company of BRCM. As a result, each of BRPGP, BRCM and BRF may be deemed to indirectly beneficially own the 2, 558,511 shares owned directly by BRPLP. BRF is the parent company of BRFBR. As a result, BRF may be deemed to indirectly beneficially own the 5,989,1000 shares owned directly by BRFBR. The foregoing should not be construed as an admission by BRF and any of its affiliates as to beneficial ownership of any shares owned by BRF or any other affiliate of BRF, as applicable. Each of the BRF affiliates contained in this note disclaims beneficial ownership of the shares that are not directly owned by such entity, except to the extent of their pecuniary interest therein. John Fichthorn, a member of the Quantum's board of directors, currently serves as a consultant to B. Riley Financial, Inc.

(4)
Information is based on Schedule 13G filed with the Securities and Exchange Commission on January 10, 2019 by Pacific Investment Management Company LLC (“PIMCO”). The reported shares consist of warrants to purchase 4,309,464 shares of common stock which are currently exercisable. Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if PIMCO elects to utilize such cashless exercise mechanics. The reported shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. OC II FIE V LP, a private fund of which PIMCO is the investment adviser, holds these reported securities in its investment advisory account managed by PIMCO and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported securities.

(5)	Information is based on Schedule 13G/A (Amendment No. 2) filed with the Securities and Exchange Commission on February 7, 2020 by The TCW Group, Inc., on behalf of the TCW Business Unit. The TCW Group, Inc. (“TCW”) reports beneficial ownership of these shares on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services, and is managed separately and operated independently. TCW disclaims beneficial ownership interest in the reported shares, except to the extent of its direct pecuniary interest therein. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect interest ownership interest in TCW that technically constitutes an indirect controlling interest. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated, including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the Quantum shares reported as beneficial owned by TCW. The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by TCW.

(6)
The reported shares consist of warrants to purchase 2,801,152 shares of common stock which are currently exercisable and held by BTC Holdings Fund I, LLC (“BTC”). Such warrants are subject to cashless exercise provisions; and therefore, the actual number of shares received upon exercise of the warrants may be less than the full amount disclosed hereunder if BTC elects to utilize such cashless exercise mechanics.

(7)	Includes 283,333 shares of common stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of June 15, 2020, subject to satisfaction of vesting requirements.

(8)	Includes 6,666 shares of common stock that are deliverable in settlement of vested restricted stock units within sixty (60) days of June 15, 2020, subject to satisfaction of vesting requirements.

(9)
Includes (i) the following current directors: John Fichthorn, Rebecca Jacoby, Raghavendra Rau and Marc Rothman, and (ii) the following named executive officers for fiscal 2020: James L. Lerner, J. Michael Dodson, Donald Martella Jr., Lewis Moorehead and Elizabeth King.

(10)	Includes 289,999 restricted stock units that are vested at June 15, 2020, or within sixty (60) days thereafter, subject to satisfaction of vesting requirements.

Transactions with Related Persons
Certain Relationships and Related Transactions
We describe below transactions and series of similar transactions, since the beginning of our fiscal year 2020, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
 Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Employment Arrangements and Indemnification Agreements
We have entered into employment and consulting arrangements with certain of our current and former executive officers. These arrangements are described above in the section entitled Compensation Discussion & Analysis.
We have also entered into indemnification agreements with certain of our current and former directors and officers. The indemnification agreements and our restated certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Equity Award Grants to Executive Officers and Directors
We have granted RSUs and/or PSUs to our executive officers and our non-employee directors. These awards are described above in the sections entitled Compensation Discussion & Analysis and Director Compensation.
Other Transactions
Other than as described above under this section titled “Related Party Transactions,” since April 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee may review and approve in advance any related party transactions.
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved will exceed $120,000, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
In addition, the Company’s Code of Business Conduct and Ethics – OnTraQ requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role unless disclosed to the Company’s ethics committee (the “Ethics Committee”) and approved in advance by the Ethics Committee or the Audit Committee, as applicable.

COMMUNICATING WITH THE COMPANY
We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. If you would like to receive information about the Company, without charge, you may use one of these convenient methods:
To reach Quantum Investor Relations, please call or send correspondence to:
Rob Fink
(646) 809-4048
rob@fnkir.com
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY. YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS OF SHARES OF COMMON STOCK.

OTHER MATTERS
The Company knows of no other matters to be submitted at the Annual Meeting. Any proposal that a stockholder intends to submit for consideration at the Annual Meeting must be received by the Secretary of the Company within the time frames specified in the Company’s Bylaws and must include the information specified in the Bylaws. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors,
Regan J. MacPherson
Senior Vice President, Chief Legal and Compliance Officer and Secretary

San Jose, California
July 2, 2020

QUANTUM CORPORATION
224 AIRPORT PARKWAY, SUITE 550
SAN JOSE, CA 95110

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19428-P41924

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANTUM CORPORATION

The Board of Directors Recommends a Vote "For" each of the Nominees named in Proposal 1.

Vote on Directors

1. Proposal to elect to the Board of Directors.

	For	Against	Abstain
1a. John A. Fichthorn	☐	☐	☐
1b. James J. Lerner	☐	☐	☐
1c. Raghavendra Rau	☐	☐	☐
1d. Marc E. Rothman	☐	☐	☐
1e. Rebecca J. Jacoby	☐	☐	☐

The Board of Directors Recommends a Vote "For" Proposals 2 and 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees named in Proposal 1 and FOR Proposals 2 and 3.** If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy are authorized to vote in their discretion.

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "Against" or "Abstain." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement or to withhold authority to cumulate votes, mark the box to the right and write your instructions. If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee. You may not cumulate votes "Against" a nominee. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If the signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date